Exhibit 10.46

CERTAIN INFORMATION, IDENTIFIED BY AND REPLACED WITH A MARK OF “[ ],” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Form of Amended and Restated Agreement of Limited Partnership for Participants in the Long Term Executive Carried Interest Incentive Program

TABLE OF CONTENTS
Page
1.1.    Name    1
1.2.    Place of Business    1
1.3.    Registered Office    1
1.4.    Purpose    2
1.5.    Status for U.S. Federal Income Tax Purposes    2
1.6.    Powers and Authority    2
1.7.    Term    2
1.8.    Continuance/Qualification    2
1.9.    Establishment of Series.    3
ARTICLE II The General Partner; Relationship with Goldman Sachs    4
2.1.    The General Partner    4
2.2.    Management    4
2.3.    Delegation of Managerial Authority    4
2.4.    No Compensation of Members and Officers    4
2.5.    Reliance by Third Parties    4
2.6.    Services by Goldman Sachs; Expenses    4
2.7.    Investment Banking and Other Activities    6
ARTICLE III Limited Partners    7
3.1.    Initial Limited Partner    7
3.2.    Additional Limited Partners; Classes of Interests.    7
3.3.    List of Limited Partners; Investment Records    9
3.4.    No Management by Limited Partners    9
3.5.    [ ]    9
ARTICLE IV Liability of Partners    9
4.1.    General Partner    9
4.2.    Limited Partners    9
ARTICLE V Powers of General Partner; Prohibited Transactions and Restrictions; Duties of General Partner; Indemnification and Contribution    9
5.1.    Powers of the General Partner    9
5.2.    Alternative Investment Vehicles    12
5.3.    Fund Investment Holding Entities    13
5.4.    Prohibited Transactions    14
5.5.    Restrictions on the Authority of the General Partner.    14
5.6.    Indemnification and Contribution    15
2

ARTICLE VI Capital Commitments, Defaults and Accounts; Aggregate Capital Contributions; Accounting and Valuation; Allocations; Reinvestment and Distributions    18
6.1.    Capital Commitments, Defaults and Accounts.    18
6.2.    Additional Capital Contributions    19
6.3.    Fiscal and Taxable Year    19
6.4.    Partners’ Capital Accounts    20
6.5.    Allocation of Profits and Losses.    20
6.6.    Distributions to Limited Partners.    22
6.7.    Allocation in Case of Transfers    25
6.8.    [ ]    25
6.9.    Clawback    25
6.10.    Modifications to Allocations and/or Distributions    26
ARTICLE VII Sarbanes-Oxley Act; SOX Insider Preferred Interests; Modification of SOX Insiders’ Interests; Limitation on Pledges    26
7.1.    Purchase of SOX Insider Preferred Interests; Issuance of SOX Insider Preferred Interests.    26
7.2.    Terms    26
7.3.    Modifications of SOX Insiders’ Interests; Voting Rights of SOX Insider Preferred Interests.    27
ARTICLE VIII Transferability of Limited Partners’ Interests; Consequences of Departure, Breach of GS Agreements, etc.    27
8.1.    Restrictions on Transfer.    27
8.2.    Certain Conditions    28
8.3.    Transferee’s Agreement to be Bound; Effective Date of Transfer.    28
8.4.    Substituted Partners.    29
8.5.    Indemnity; Expenses of Transfer.    29
8.6.    Death or Incapacity of Limited Partner, etc.; Acquisition of Such Partner’s Interest by the General Partner.    29
8.7.    Consequences of Departure, Breach of GS Agreements, etc    30
8.8.    General Partner Purchase    36
8.9.    Withdrawal of Limited Partners    37
8.10.    Withdrawal or Substitution of the General Partner    38
ARTICLE IX Winding-up, Dissolution and Liquidation of the Fund    38
9.1.    Events Causing Winding-up and Dissolution    38
9.2.    Liquidation    39
9.3.    Potential Early Liquidation of Investments    39
ARTICLE X Books and Records; Accounting; Valuation; Tax Matters and Elections    40
10.1.    Books and Records    40
3

10.2.    Accounting Basis    40
10.3.    Bank Accounts    40
10.4.    Reports.    40
10.5.    Tax Matters and Elections.    40
ARTICLE XI Miscellaneous Provisions    43
11.1.    Appointment of the General Partner as Attorney-in-Fact.    43
11.2.    Amendments to this Agreement.    44
11.3.    Arbitration    47
11.4.    Notices    48
11.5.    Binding Provisions    48
11.6.    Governing Law    48
11.7.    Counterparts    48
11.8.    Severability of Provisions    48
11.9.    Interpretation    48
11.10.    Entire Agreement    49
11.11.    Headings    49
11.12.    Further Assurances    49
11.13.    Effectiveness    49
11.14.    FCC Representations and Covenants    49
11.15.    Compliance with Applicable Law    50
11.16.    Confidentiality    50
11.17.    Advisory Committee Authorization    52
11.18.    Interests Constitute Article 8 Securities    53

EXHIBIT
Exhibit A    Information With Respect to the General Partner    A-1

4

Index of Defined Terms
Section

Advisory Committee    11.17(a)
Advisory Committee Indemnified Person    5.6(a)
Advisory Committee Indemnified Persons    5.6(a)
Affiliated Investor Entities    Recitals
Agreement    Preamble
AIFM Directive    11.2(d)(xii)
AIFM Regulations    11.2(d)(xii)
Allocation Period.    6.5(a)
Alternative Investment Vehicles    5.2(a)
Application,    3.2(h)
Association with a Covered Enterprise    8.7(q)
BHCA    1.7
Borrowing Expenses    6.5(f)(ii)
Capital Account    6.4(a)
Carried Interest    3.2(a)(iv)
Carried Interest Paying Funds    3.2(a)(iv)
Carried Interest Tax Distribution Amount    6.6(c)v)
Cause    8.7(r)
Certificate of Limited Partnership    Recitals
Class A Interests    3.2(a)
Class A Limited Partners    3.2(a)
Class O Interests    3.2(a)
Class O Limited Partners    3.2(a)
Class O Percentage    6.5(f)(ix)
Class O Vesting Schedule    8.7
Client    8.7(s)
Code    6.5(d)
Commencement of the Fund’s Operations    8.7(t)
Communications Act    11.14
Competitive Enterprise    8.7(u)
Confidential Information    11.16(a)
Corporate Portion    5.3(c)
Covered Enterprise    8.7(v)
Current Cash Flow    5.3(d)
Default    6.1(c)
Default Date    6.1(c)
Default Price    6.1(c)
Defaulting Limited Partner    6.1(c)
Delaware Act    Recitals
DEUCC    11.18
Direct Partners    5.3(b)
Dodd-Frank Act    3.2(d)
Dutch Class O Limited Partner    8.7(d)(ii)
Eligible Family Member    8.7(a)
Eligible Investors    Recitals
Engages in Solicitation    8.7(w)
External Funds    1.4(a)
5

Fails to Consider Risk    8.7(x)
Fair Value    8.7(i)
FATCA    6.5(f)(x)6.5(f)(ix)
FCC    11.14
FCC Rules    11.14
FDIC    8.7(d)(ii)
Financial Statement Value    6.4(b)
Firm    8.7(y)
Firm Activities    8.7(v)
Firm Products or Services    8.7(v)
Fund    Recitals
Fund Asset    5.3(a)
Fund Expenses    2.6(a)
Fund Investment    1.4(a)
Fund Investment Holding Corporation    5.3(a)
Fund Investment Holding Partnership    5.3(g)
Funds    1.4(b)
GAAP    6.4(b)
General Partner    Preamble
German MRT    8.7(d)(ii)
Goldman Sachs    Recitals
GS Agreements    8.7(d)(i)
GS Group    Recitals
Indirect Partners    5.3(b)
Initial Limited Partner    3.1
In-kind Distributions    6.6(d)
Institutional Limited Partners    Recitals
Interest Rate    8.7(j)
Interests    3.2(a)
Investment Company Act    8.2(d)
Investment Management Agreement    5.1(c)(v)
Investment Manager    2.3
Investment Vehicle    1.4(b)
Investor Advisory Committee    11.17(b)
IRS    10.5(a)
Limited Partners    3.2(a)
Loss    5.6(b)
Losses    5.6(b)
Management Indemnified Person    5.6(a)
Management Indemnified Persons    5.6(a)
Media Company    11.14
Minimum Purchase Price    8.7(i)
Net Contributed Capital    8.7(i)
Net Proceeds from Investment Dispositions    5.3(d)
Notice    10.5(h)
Offering Memorandum    2.3
Original Agreement    Recitals
Original General Partner    Preamble
Other Funds    1.4(b)
Other Vehicle    5.3(h)
Participating Interests    3.2(a)
Participating Partners    5.3(c)
Partners    Preamble
6

Partnership Representative    10.5(a)
Person    6.5(f)(xiii)
Portfolio Company    2.7(a)
Purchase Date    8.7(k)
Remaining Portion    5.3(c)
Required Withdrawal    8.9
SEC    3.2(h)
Securities Act    8.2(f)
Selected Firm Personnel    8.7(z)
Series    1.9(f)
Series Supplement    1.9(b)
Sharing Percentage    3.2(a)(iv)
Solicit    8.7(aa)
SOX    7.1(a)
SOX § 402    7.1(a)
SOX Insider Preferred Interests    7.1(a)
SOX Insider Preferred Limited Partners    7.1(a)
SOX Insiders    7.1(a)
Special Fund Investments    5.3(c)
Special Percentage    5.3(k)
Subsidiary    1.4(a)
Suspension Period    8.7(e)
Tax Cost    10.5(f)
Third Party Fund    5.1(d)(iii)
Third Party Information    11.16(f)
Transfer    8.1(a)
Transferee    8.1(b)
Treasury Regulations    6.5(d)
Underlying Fund    1.4(a)
Underlying Fund Recyclable Proceeds    6.1(a)
Unlevered Limited Partner Related Employee    8.7(a)
Volcker Rule    3.2(d)

7

8

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of [ ], by and among [ ], as general partner (the “General Partner”), the Persons who have signed this Amended and Restated Agreement of Limited Partnership (together with the subscription agreement or other related materials entered into by any Limited Partner, this “Agreement”), as limited partners (together with the General Partner, the “Partners”), the Initial Limited Partner and [ ] (the “Original General Partner”).
WHEREAS, the General Partner is a wholly owned subsidiary of The Goldman Sachs Group, Inc., a Delaware corporation (“GS Group” and, together with Goldman Sachs & Co. LLC and GS Group’s other subsidiaries and affiliates, including the General Partner, “Goldman Sachs”) or the “Firm”;
WHEREAS, the limited partners of the Fund primarily consist of (A) “Eligible Investors” who are (i) participants in the Goldman Sachs Partner Compensation Plan for fiscal year [ ], Participating Managing Directors, Senior Advisors, Extended Managing Directors of Goldman Sachs and certain other eligible investors; and/or (ii) the affiliated entities (“Affiliated Investor Entities”) of certain of the investors described in clause (i); (B) Goldman Sachs, upon the acquisition of interests in the Fund pursuant to Article VI and/or Article VIII; (C) the “Institutional Limited Partners,” which are one or more entities organized by Goldman Sachs primarily for investment by Eligible Investors in the Fund; and (D) SOX Insider Preferred Limited Partners, who are the holders from time to time of SOX Insider Preferred Interests;
WHEREAS, Goldman Sachs caused the formation of the Fund for the benefit of the Limited Partners and the Limited Partners seek to pool investment resources under the sponsorship of Goldman Sachs;
WHEREAS, the General Partner and the Initial Limited Partner formed a series limited partnership (the “Fund”) pursuant to the terms and provisions of an agreement of limited partnership (the “Original Agreement”), dated as of [ ], and the filing of the certificate of limited partnership of the Fund (the “Certificate of Limited Partnership”) in accordance with the statutes and laws of the State of Delaware, relating to limited partnerships, including the Limited Partnership Act of the State of Delaware (the “Delaware Act”); and
WHEREAS, the Partners and the Initial Limited Partner desire to amend and restate the terms and provisions of the Original Agreement to inter alia, admit [ ] as the General Partner and evidence the withdrawal of the Original General Partner.
NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend and restate the Original Agreement in its entirety to read as follows:
Article I

Name and Place of Business; Powers;
Purpose; Term; Continuance and Qualification
1.1.Name. The name of the Fund shall be [ ] or such other name as the General Partner may from time to time designate. The business of the Fund may be conducted under any other name deemed necessary or desirable by the General Partner in order to comply with local law.
1.2.Place of Business. The principal place of business of the Fund shall be at [ ], and/or at such other place within or outside [ ] as the General Partner may hereafter designate in writing to the Limited Partners from time to time.

1.3.Registered Office. The initial address of the Fund’s registered office is [ ].
1.4.Purpose
.
(a)The purposes of the Fund are to engage in any lawful act or activity for which limited partnerships may be formed under the Delaware Act, including investing all or substantially all of its committed capital in a diversified set of equity-oriented funds sponsored by Goldman Sachs Asset & Wealth Management, as is more fully described in the Offering Memorandum (any such investment of any type held, directly or indirectly, by the Fund, any wholly or partly owned subsidiary (a “Subsidiary”), any Investment Vehicle or Alternative Investment Vehicle from time to time, a “Fund Investment”), and engaging in any other activities which may be directly or indirectly related or incidental to any of the foregoing. In particular, the Fund expects to invest in: [ ] (collectively, the “Underlying Funds” and each, separately, an a “Underlying Fund”). In the sole discretion of the General Partner, the Fund may determine not to invest in one or more of the Underlying Funds, or may invest in other underlying funds. The Underlying Funds are expected to invest alongside funds formed for clients of Goldman Sachs (the “External Funds”).
(b)The Fund, together with one or more of [ ], the “Funds”), may not invest in an Underlying Fund (or its offshore analogue), or will invest in an Underlying Fund using different structures. The Underlying Funds may make their investments through one or more U.S. or non-U.S. investment or finance vehicles organized by or for the applicable Underlying Fund, that may be wholly owned by such Underlying Fund or owned by the applicable Underlying Fund together with any wholly or partially owned Subsidiary, Alternative Investment Vehicles, other investment funds or vehicles managed by Goldman Sachs (the “Other Funds”), and/or other investors (each, together with their respective permitted assignees or designees, an “Investment Vehicle”).
(c)It is understood by all the parties hereto that the interests of the clients of Goldman Sachs and the legal and ethical obligations of Goldman Sachs to its clients are paramount and prior to the interests of the Fund or any Partners thereof. Consequently, the Fund shall not make any investment which Goldman Sachs determines to be inappropriate in light of such obligations. The Fund shall promptly dispose of any investment which Goldman Sachs deems to be inappropriate in light of such obligations. The Fund shall not enter into any transaction with any Person, nor accept any investment opportunity from any Person, if deemed by Goldman Sachs to be inappropriate in light of such obligations.
1.5.Status for U.S. Federal Income Tax Purposes. The Fund and, if established, each Series intends, and shall take all appropriate steps, to be treated as a partnership for U.S. federal income tax purposes and, in the discretion of the General Partner, for purposes of the tax laws of any other relevant jurisdiction for which such treatment is available.
1.6.Powers and Authority. The Fund and each Series shall possess and may exercise all powers, authority and privileges granted by the Delaware Act, any other law or this Agreement, including the power and authority to perform any act or carry out any activity or transaction contemplated by or in furtherance of this Agreement or as is in the General Partner’s determination necessary, appropriate, desirable, incidental or convenient to or for the furtherance or accomplishment of the foregoing objectives and purposes.
1.7.Term. Subject to the provisions of Section 9.1, the Fund will dissolve and terminate one (1) year after the date by which all of the Fund’s investments have been liquidated and the Fund’s obligations (including, without limitation, contingent obligations) have been terminated (or reasonable provision has been otherwise made for such obligations), provided that the General Partner may amend this Agreement without the consent of the Limited Partners:  (a) in accordance with Section 11.2(d)(vii), to set the date on which the Fund shall dissolve and terminate on any date not later than the fifteenth anniversary of the formation of the Fund and (b) to limit the duration of the Fund’s investments in any Fund Assets to a period of 15 years to satisfy certain requirements under the U.S. Bank Holding Company Act of 1956, as amended (the “BHCA”), subject in all cases to the General Partner’s right, pursuant to Section 9.1, to liquidate the Fund at any time.
1.8.Continuance/Qualification. In the event that it shall be necessary for the Fund to exist or qualify to do business under the laws of any jurisdiction other than or in addition to the State of Delaware, the parties hereby agree that the Fund shall take such action as may be necessary to exist or qualify to do business in any state in which such existence or qualification shall be required; provided, that, in any such event the Fund shall at all times continue to be a limited partnership formed under and governed by the provisions of the Delaware Act.
1.9.Establishment of Series.
(a)Each Limited Partner understands and acknowledges that this Agreement grants the General Partner the right to establish one or more separate Series of partners or partnership interests pursuant to Section 17-218 of the Delaware Act, with such terms as may be determined by the General Partner in its sole discretion. Each Limited Partner understands and acknowledges that such Limited Partner may not hold an interest in each Series. In addition, each Limited Partner understands and acknowledges that, except as expressly provided in this Agreement, such Limited Partner has no right to participate, and the General Partner has no duty or obligation to offer to such Limited Partner the right to participate, in any Series.
(b)The terms of each Series shall be as set forth in this Agreement, and any supplement to this Agreement relating to a particular Series (each, a “Series Supplement”). For all purposes of the Delaware Act, this Agreement together with each Series Supplement, if any, constitute the “partnership agreement” of the Fund within the meaning of the Delaware Act. Notwithstanding any provision of this Agreement to the contrary, the terms and provisions of a Series Supplement may have the effect of altering, supplementing or amending the terms and provisions of this Agreement, and to the extent that any of the terms or provisions of a Series Supplement conflict with any of the terms or provisions of this Agreement, the terms or provisions of such Series Supplement shall control with respect to such Series. As established from time to time in accordance with this Agreement, a Series may be designated as having separate rights, powers or duties with respect to specified assets, property, obligations or liabilities or profits and losses associated with specified assets, property, obligations or liabilities and, to the extent provided in this Agreement or the Series Supplement that corresponds to such Series, as having a separate business purpose or investment objective than the Fund or any other Series. A Person may be admitted as a limited partner of the Fund associated with more than one Series. The General Partner shall be the sole general partner of the Fund associated with each Series.
(c)All capital contributions, assets, income, fees, earnings, profits and proceeds held or received by the Fund in respect of a Series shall be deemed to be and may be referred to herein as “assets belonging to” that Series (and to no other Series) for all purposes hereof.
(d)The assets belonging to a particular Series shall be so recorded upon the books of the Fund, and shall be held in trust for the benefit of the Limited Partners of such Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series, and with all expenses, costs, charges and reserves attributable to that Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets belonging to such Series only, and not against the assets of the Fund generally or of any other Series. No Limited Partner or former Limited Partner of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.
(e)Separate and distinct records shall be maintained by the Fund for each Series and the assets associated with or belonging to any such Series shall be held and accounted for separately from the assets of the Fund or of any other Series. To the fullest extent permitted under the Delaware Act, the Limited Partners of a Series shall only have access to the records of such Series, including the Series Supplement that corresponds to such Series.
(f)“Series” shall mean any separate series of partners or partnership interests established by the General Partner pursuant to Section 17-218 of the Delaware Act and this Section 1.9. References in this Agreement to the “Fund” shall, to the extent the context requires, be deemed to be references to one or more Series.

Article II

The General Partner;
Relationship with Goldman Sachs
2.1.The General Partner. The name, registered office, business address and capital commitment of the General Partner are set forth on Exhibit A hereto, as amended from time to time, and are incorporated herein by reference. The General Partner shall acquire a Class O Interest as a Partner in exchange for its capital commitment. Goldman Sachs is authorized to admit any Person to the Fund as a general partner, to cause the withdrawal of any general partner of the Fund and to effect the transfer of a general partner interest from any general partner to any successor general partner, subject to the restrictions set forth herein. All references in this Agreement to the General Partner shall be deemed to include [ ] and any successor general partner.
2.2.Management. The General Partner shall have the exclusive right to manage, conduct and control the affairs of the Fund. To the extent permitted by the General Partner’s organizational documents, the General Partner is authorized at any time to designate one or more managers or successor managers, to remove any manager or successor manager and to designate a replacement manager or managers.
2.3.Delegation of Managerial Authority. It is understood that the General Partner may delegate any or all of its duties, rights and responsibilities in respect of the Fund (other than investment decisions) to its managers, officers, affiliates and/or to third parties selected by the General Partner. In addition, subject to guidelines in keeping with the investment objectives and policies of the Fund as set forth in the confidential offering memorandum relating to the Fund, dated [ ] (as supplemented from time to time, the “Offering Memorandum”), the General Partner may delegate final investment decisions to committees of one or more officers, directors or employees of Goldman Sachs. The General Partner initially delegates managerial authority to [ ] (the “Investment Manager”), and shall, on behalf of and in the name of the Fund, enter into an investment management agreement with the Investment Manager, all without the further approval of any Limited Partner. It is understood that the Investment Manager may delegate its managerial authority to other or additional officers, directors or employees of Goldman Sachs. In addition, the General Partner hereby admits [ ] as a Limited Partner in the Fund to serve as the “qualified institutional investor” in respect of the Fund for purposes of non-U.S. securities laws. The Limited Partners acknowledge and agree that, so long as such delegation remains in effect, (i) the General Partner shall have no responsibility for making any investment, disposition or management decisions on behalf of the Fund, and (ii) the Investment Manager shall have sole authority to make such investment, disposition and management decisions, including the authority to approve all investments in Underlying Funds.
2.4.No Compensation of Members and Officers. Neither the members of any investment committee that evaluates potential investments in Underlying Funds nor the officers of the General Partner shall be entitled to receive any compensation from the Fund for their services.
2.5.Reliance by Third Parties. Persons dealing with the Fund are entitled to rely conclusively upon a certificate of the General Partner to the effect that it is then acting as the General Partner and upon the power and authority of the General Partner and of any Person to whom the General Partner may have delegated all or part of such power and authority as herein set forth.
2.6.Services by Goldman Sachs; Expenses.
(a)The Fund (and each of the Other Funds) shall be responsible for its pro rata share (based on its aggregate capital commitments as a proportion of the aggregate capital commitments to the Fund and the Other Funds) of all the expenses and fees incurred in connection with (1) the organization of, and the offering of limited partnership interests in the Fund and the Other Funds and (2) any Fund Expenses incurred by the Fund; provided that, in circumstances where the General Partner reasonably believes that such expenses and fees allocated to the Fund and/or the Other Funds pursuant to the foregoing procedures would produce an inequitable result, or are directly attributable or allocable to the Fund and/or an Other Fund, the General Partner may allocate such expenses and fees to the Fund or such Other Fund, as it determines in its sole discretion, in a fair and equitable manner, which may not be on a pro rata basis. All Fund Expenses shall be paid out of capital contributions, borrowings or proceeds or other cash funds of the Fund that are determined by the General Partner to be available for such purpose; provided that the General Partner and/or the Investment Manager may advance funds or arrange for one of its affiliates to advance funds to the Fund for the payment of Fund Expenses and the General Partner or such affiliate shall be entitled to the reimbursement, without interest, of any funds so advanced. As used herein, “Fund

Expenses” shall include, whether incurred directly or indirectly by or on behalf of the Fund, including by the Investment Manager, or any Investment Vehicle, but not be limited to, the following (to the extent not reimbursed by the Portfolio Companies or any other Person):1
(i)all costs and expenses2 necessary to register or qualify the Fund, and, if established, any Series, under any applicable laws, rule or directive or any other regulatory requirement, including U.S. federal or state or foreign laws, to maintain such registrations or qualifications or to obtain or maintain exemptions under such laws, or compliance with the foregoing requirements by Goldman Sachs or its affiliates to the extent such compliance relates to the Fund’s activities;
(ii)all costs and expenses charged to the Fund, including all fees or expenses that the General Partner determines to be related to the acquisition or potential acquisition, holding or disposing of investments and potential investments in the Underlying Funds as well as any other taxes, governmental charges and other costs and expenses associated with Fund Investments and obtaining leverage;
(iii)administration of the Fund, including (x) all external legal, tax and accounting costs and expenses, including costs and expenses for preparation of annual audited financial statements, tax return preparation (or preparation of other tax filings or elections), routine tax and legal advice, other tax-related expenses, including any expenses incurred by the Partnership Representative, external insurance premiums charged to the Fund (which insurance premiums may cover numerous Goldman Sachs advisory accounts, in which case the Goldman Sachs advisory accounts shall be allocated a share of such premiums), wire transfer fees, mailing costs, amendments to this Agreement and any costs and expenses related to winding-up, dissolution, liquidation or termination of the Fund and (y) fees and expenses charged to the Fund in connection with services performed by internal staff of Goldman Sachs and/or entities affiliated with Goldman Sachs for internal accounting services in an amount equal to $[ ] per each Fund per quarter;
(iv)all costs and expenses incurred in relation to the registration of any Fund Investments in the name of the Fund or its nominee or the custody of the documents of title thereto (including bank charges, insurance of documents of title against loss in shipment, transit or otherwise and charges made by agents of the Fund for retaining documents in safe custody);
(v)indemnification and contribution obligations of the Fund, including legal advice and other external costs and expenses with respect to any existing or potential claim, dispute or litigation and the amount of any judgment or settlement paid in connection therewith; and
(vi)any other costs and expenses, as reasonably determined by the Investment Manager in good faith, that may be authorized by this Agreement or as may be necessary or appropriate in managing the Fund’s business.
(b)[ ] In addition, the Limited Partners will indirectly bear a proportionate share of the organizational and operating fees and expenses of the Underlying Funds. Where appropriate, the General Partner may specifically allocate a portion of Fund Expenses to one or more particular Limited Partners.
1 In all relevant cases, including any travel and entertainment expenses, including private air travel when deemed appropriate by the General Partner in its reasonable discretion (after taking into account the risks associated with public health crises such as the COVID-19 pandemic).
2 In all relevant cases, costs shall include fees for purpose of the definition of “Fund Expenses.”

(c)It is understood that stock brokerage and investment advisory services for the Fund generally will be performed, and other administrative and similar services for the Fund may be performed, by Goldman Sachs. In connection with investments in money market funds advised or administered by Goldman Sachs, the assets will be subject to the customary advising and/or administrative fee charged to and paid by third party customers participating in the same fund. In addition, Goldman Sachs may, to the extent permitted by law, require the Fund to bear customary commissions and fees for brokerage and other services performed by Goldman Sachs [ ].
2.7.Investment Banking and Other Activities. The Limited Partners acknowledge and agree that, subject to applicable law:
(a)the Investment Manager, the General Partner or any of their agents or affiliates (on behalf of the Fund) and any entity in which an Underlying Fund invests, directly or indirectly (each, a “Portfolio Company” ) may engage Goldman Sachs (and Goldman Sachs may act in its individual capacity and for its own account) as investment bankers, underwriters, financial advisors, asset managers, placement agents, selling agents, or brokers, dealers or traders in securities (including warrants and options), real estate, hedging and derivative instruments, structured financial products, foreign exchange and commodities, including in connection with the acquisition, holding, disposition, liquidation or bankruptcy of any investment;
(b)Goldman Sachs may make interest-bearing loans to Portfolio Companies and the Fund, and may act as agent in connection with the placement or syndication of indebtedness or other instruments or securities of Portfolio Companies and the Fund, and may acquire, hold or dispose of any notes, debt securities, other evidences of indebtedness or other instruments or securities of Portfolio Companies and the Fund;
(c)Goldman Sachs has established and may establish entities that may provide investment, fund accounting, finance, loan servicing, asset management, portfolio management, risk management, cash management, due diligence, tax coordination, information technology and/or administrative or other services to one or more other Goldman Sachs entities;
(d)the Fund, any Portfolio Companies and any competitor or counterparty of any of the foregoing, may pay, and Goldman Sachs may receive and retain from the Fund, Portfolio Companies and any competitor or counterparty of any of the foregoing, fees (including sponsor fees), commissions, discounts, interest and other sums, and Goldman Sachs may earn profits in connection with any of the foregoing;
(e)Goldman Sachs may sponsor, manage or advise investment funds or vehicles that may seek to make private investments in securities or other instruments, sectors or strategies in which the Fund may invest, and may create subsequent funds (including any successor fund), and Goldman Sachs may earn profits in connection therewith;
(f)Goldman Sachs may invest in investments of the type sought by the Fund or any Portfolio Company, and Goldman Sachs may earn profits in connection therewith; and
(g)neither the Fund nor any Limited Partner shall have any interest in any such profits, fees, commissions, discounts, interest and other sums by virtue of this Agreement or the partnership relation created hereby and any such amounts shall not reduce the [ ] or otherwise be shared with the Fund or the Limited Partners; provided, that in the case of clauses (a), (b), (c) and (d) above, with respect to services rendered to the Fund, the services rendered are determined by the General Partner in good faith to be appropriate and useful; the Persons or entities rendering such services are qualified to do so and the fees or other amounts charged in respect of such services are determined by the General Partner to be commercially reasonable.

Article III

Limited Partners
3.1.Initial Limited Partner. The initial limited partner (the “Initial Limited Partner”) has become such only for the purpose of organizing the Fund and has made a capital commitment of $[ ] to the Fund. On the first day of admission of additional Limited Partners, the Initial Limited Partner shall withdraw from the Fund, the Initial Limited Partner’s funded capital (if any) shall be returned, together with a return thereon (if any), in accordance with the Original Agreement, and the Initial Limited Partner shall have no other rights, obligations or liabilities whatsoever with respect to the Fund in the Initial Limited Partner’s capacity as Initial Limited Partner.
Unless the context otherwise specifically requires, references in this Agreement to the Limited Partners, their capital and their rights and obligations shall not be references to the Initial Limited Partner.
3.2.Additional Limited Partners; Classes of Interests.
(a)The General Partner is authorized to admit additional limited partners, including Limited Partners and SOX Insider Preferred Limited Partners, to the Fund pursuant to the terms contained in the Offering Memorandum and this Agreement. A Person shall be admitted as a Limited Partner of the Fund at the time that: (i) this Agreement, a counterpart hereof or an instrument incorporating by reference the terms of this Agreement is executed by or on behalf of such Person, the General Partner and each other Limited Partner and (ii) the General Partner consents to the admission of such Person as a Limited Partner.
The Fund generally shall issue Class A limited partnership interests (“Class A Interests”) [ ] and/or Class O limited partnership interests (“Class O Interests”) to each subscribing Eligible Investor and Institutional Limited Partner. Such Eligible Investors and Institutional Limited Partners holding Class A Interests and any other holder of Class A Interests shall be referred to as “Class A Limited Partners,” [ ] and such Eligible Investors and Institutional Limited Partners holding Class O Interests and any other holder of Class O Interests shall be referred to as “Class O Limited Partners.” The General Partner, Goldman Sachs or their affiliates are also authorized to issue or to convert the interest, or a portion thereof, of any Class A Limited Partner [ ] into separate classes of limited partnership interests, to be referred to as [ ] and collectively, with the Class A Interests [ ], together with the Class O Interests, are the “Participating Interests,” and, together with SOX Insider Preferred Interests, the “Interests,” and the holders thereof, other than the General Partner, the “Limited Partners”).
With respect to the Interests:
(i)[ ]
(ii)[ ]
(iii)[ ]
(iv)Class O Interests. The Class O Interests shall, subject to the final sentence of this Section 3.2(a)(iv), share in a portion (such portion, the “Sharing Percentage”) of any carried interest (the “Carried Interest”) that is earned in respect of one or more (but not necessarily all) of the External Funds (as determined, and subject to change, in the General Partner’s sole discretion) as well as other external funds, entities, separate accounts and/or single investor vehicles managed or advised by [ ], in each case, as determined by Goldman Sachs in its sole discretion (all such funds, and (as the context requires) any subsidiary investment vehicles and/or alternative investment vehicles of such external funds, entities, separate accounts and/or single investor vehicles in which the Fund will acquire, directly or indirectly, a special limited partnership or equivalent interest, the “Carried Interest Paying Funds”). The Class O Interests shall not otherwise share in the profits and losses from the Underlying Funds’ investment activities and operations and will not be subject to a management fee or carried interest. The Sharing Percentage may be adjusted from time to time, including in connection with adjustments as described in Section 6.6(c)(vi) below. The Carried Interest will not include any amounts received in respect of distributions from the Carried Interest Paying Funds of Goldman Sachs’ direct or indirect capital investment in the Carried Interest Paying Funds, any returns on Goldman Sachs’ investment in the Carried Interest Paying Funds (including carried interest with respect thereto) or in respect of any other amounts received from the Carried Interest Paying Funds other than the Carried Interest.
(b)[ ]
(c)[ ]
(d)To the extent permitted by law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (including its Section 619 known as the “Volcker Rule,” (the “Volcker Rule”)) as amended, together with the regulations promulgated thereunder (the “Dodd-Frank Act”), from time to time Goldman Sachs may (but is not obligated to) acquire Interests from Limited Partners who are no longer employees and in certain other circumstances. Goldman Sachs may, but shall not be obligated to, offer these Interests on a discretionary basis to certain investors, including to Persons who are currently not Eligible Investors, but are Eligible Investors at such time. To the extent that the General Partner, Goldman Sachs or any of their affiliates purchase or acquire an Interest, they shall be treated, for all purposes, as being the owner of that Interest, and entitled to the economics associated therewith.
(e)Following the initial closing date and through such date as the General Partner shall determine, the General Partner is authorized to admit additional Eligible Investors and Institutional Limited Partners, including SOX Insider Preferred Limited Partners, to the Fund and accept additional commitments from existing Limited Partners. [ ] At the time that any additional Limited Partners are admitted to the Fund, the Capital Accounts of the General Partner and/or Limited Partners other than such additional Limited Partners shall be fairly adjusted to give effect to the intent of the provisions of this Section 3.2(e). [ ]
(f)The manner of the offering of the Interests, the terms and conditions under which subscriptions for such Interests will be accepted, the manner of and conditions to the sale of Interests to subscribers therefor and the admission of such subscribers as additional Limited Partners will be as provided in the Offering Memorandum, their respective subscription agreements and this Agreement and subject to any provisions thereof and hereof. Consistent with the foregoing and Articles VII and VIII, the Fund may also admit additional Limited Partners or SOX Insider Preferred Limited Partners.
(g)The General Partner may, without the consent of any Limited Partner, amend this Agreement in order to create and offer one or more new Series or classes of interests, convert existing classes of interests or make any other changes necessary or advisable, in the determination of the General Partner, for purposes of allocating special opportunities, such as carry distributions, or otherwise, as determined by the General Partner in its sole discretion, in which case any such Series or classes of interests shall also be deemed an Interest. In connection with the issuing of any additional Series or class of interests in the Fund in accordance with this Section 3.2 (or the conversion of interests in accordance with this Section 3.2), the General Partner may amend this Agreement, without the consent of or notice to the Limited Partners, as necessary to provide for the establishment of the additional class or Series of interests in the Fund (including a class or Series issued upon conversion) and to reflect the economics of such additional class or Series of Interests and the impact on the existing Series, class or classes of interests in the Fund.
(h)The General Partner may offer additional Series or classes of interests in the Fund to the Partners, in proportion to their Interests in the Fund, or otherwise. In addition, subject to the terms and conditions of the application filed on [ ] with the Securities and Exchange Commission (the “SEC”) by Goldman Sachs seeking an order exempting the Fund from most, but not all, of the provisions of the Investment Company Act, as amended and/or supplemented (the “Application,” a copy of which will be furnished to Limited Partners upon written request), and any order approving the Application, and applicable law, including the Dodd-Frank Act (including the

Volcker Rule), the General Partner may offer additional Series or classes of interests in the Fund, for subscription by other Eligible Investors and third parties, for any purpose, including to raise sufficient capital to fund expenses or meet the other obligations of the Fund if the Fund does not have sufficient funds to pay such expenses or meet such other obligations.
3.3.List of Limited Partners; Investment Records. The General Partner shall maintain a list, as amended from time to time, of Limited Partners setting forth the name, residence or business address, capital commitment and class of each Limited Partner.
3.4.No Management by Limited Partners. No Limited Partner, in its capacity as a limited partner of the Fund, shall participate in the management, control and conduct of the business of the Fund, transact any business in the Fund’s name, have the power to sign documents for or otherwise bind the Fund, or deal with any Persons who are not Partners on behalf of the Fund.
3.5.[ ]
Article IV

Liability of Partners
4.1.General Partner. Except as provided in Section 6.1(a), the General Partner shall not be required to contribute to the capital of, or loan to, the Fund any funds. Neither the General Partner nor any of its affiliates shall have any personal liability for the return or repayment of the capital contribution of any Limited Partner. Except as provided herein or by the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners.
4.2.Limited Partners. In no event shall any Limited Partner (a) be obligated to make any contribution or payment to the Fund or Goldman Sachs, except as expressly provided under his, her or its subscription agreement or this Agreement or (b) have any personal liability for the repayment or discharge of debts and obligations of the Fund, except in each case of clause (a) or (b), as provided under the Delaware Act.
[ ]
Article V

Powers of General Partner; Prohibited Transactions
and Restrictions; Duties of General Partner; Indemnification and Contribution
5.1.Powers of the General Partner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, including Section 5.5, the General Partner (and any of its assignees or designees) shall have and may exercise on behalf of itself, the Fund or any entity controlled or owned by the Fund all powers and rights necessary, proper, convenient or advisable (as determined by the General Partner) to effectuate and carry out the purpose, business and objectives of the Fund or any entity controlled by the Fund. Such powers shall include the following powers, which may be carried out by the General Partner or directly or indirectly through the Fund or one or more Investment Vehicles or other wholly or partly owned subsidiaries by the General Partner, on behalf of the Fund or any entities controlled or owned by the Fund, in each case, to the extent permitted by applicable law including the Dodd-Frank Act (including the Volcker Rule):
(a)to invest the capital contributions of the Partners (after setting aside suitable reserves) and reinvest proceeds of the Fund in accordance with the provisions of this Agreement;
(b)to purchase or otherwise acquire, to invest in, to hold for investment, to sell, exchange or convert or otherwise dispose of, to mortgage, to grant security interests over, to pledge or otherwise deal in, (i) capital stock, pre-organization certificates and subscriptions; (ii) warrants, partnership interests, equity interests in trusts and limited liability companies, convertible debt securities and other equity and equity-related securities and similar securities or instruments; (iii) mezzanine debt, subordinated debt, notes (including notes issued pursuant to indentures, note purchase agreements and other credit facilities), loans, and other debt instruments and securities, and other evidences of indebtedness (whether secured or unsecured and including loans acquired with or without equity or equity related securities); (iv) preferred stock; (v) convertible securities and forward, swap and option contracts, short sales, or any other financial instruments with similar characteristics (including interest rate swaps, exchanges and caps, collars, floors, currency options, futures and options on futures, commodity swaps and commodity options, total return swaps, back to back agreements and/or similar agreements) or participation interests in respect thereof; (vi) trust receipts; and (vii) assets and other property, including real property, intellectual property, and property leased or operating under a concession from a regulatory body or a sovereign government; and in the case of securities, regardless of whether such securities are readily marketable or not and whether of a speculative nature or not, and in rights and options relating thereto and/or to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities held or owned by the Fund (including (i) any voting rights and other rights of the Fund as a security holder or as party to a shareholder or similar agreement and (ii) rights to elect to adjust the tax basis of Fund assets);
(c)to enter into, make and perform all such contracts and other undertakings, and engage in all such activities and transactions (including financings), as the General Partner may deem necessary or advisable for or incidental to the carrying out of the foregoing objects and purposes, including:
(i)to pursue, negotiate and enter into transactions with respect to Fund Assets and, in connection therewith, to facilitate investments in Portfolio Companies, including providing or arranging for financing for investments in Portfolio Companies;
(ii)either by itself or by contract with others, including a corporation, partnership or limited liability company whose shareholders, partners, members, directors, officers or employees are shareholders, partners, members, directors, officers or employees of the General Partner or any affiliate of the General Partner, to maintain for the conduct of the Fund’s affairs one or more offices and in connection therewith to rent or acquire office space, engage personnel, whether part-time or full-time, and to do, or cause to be done, such other acts as the General Partner may deem necessary or desirable in connection with the maintenance and administration of the affairs of the Fund;
(iii)to form, or cause the Fund to join with one or more of the Other Funds to form, one or more corporations, partnerships, limited liability companies, or other appropriate entities (including Investment Vehicles) for the purpose of financing, making, holding or disposing of any investment or investments (including one or more such entities formed for the purposes contemplated by Section 5.2), holding commitments of the Partners and receiving the proceeds of draws thereon, or incurring indebtedness for borrowed money, to cause any such entities to issue common or preferred equity interests or evidences of indebtedness or other debt interests;
(iv)to engage independent attorneys, accountants, consultants, appraisers and such other Persons as the General Partner may deem necessary or desirable; and
(v)to execute and deliver the investment management agreement (the “Investment Management Agreement”) on behalf of the Fund;
(d)to cause the Fund to make any investment, or engage in any transaction, that is permitted by the Application or any order approving the Application, including:
(i)permitting Goldman Sachs, acting as principal, to engage in any transaction directly or indirectly with the Fund or any entity controlled by the Fund;
(ii)causing the Fund to invest in any entity or engage in any transaction with any entity, acting as principal, (A) in which the Fund, any entity controlled by the Fund or Goldman Sachs has invested or will invest, or (B) with which the Fund, any entity controlled by the Fund or Goldman Sachs is or will become otherwise affiliated;

(iii)causing the Fund or any entity controlled by the Fund to engage in any transaction directly or indirectly with any partner or other investor in an Investment Vehicle or account in which Persons who are not affiliated with Goldman Sachs may invest and over which a Goldman Sachs entity exercises investment discretion (a “Third Party Fund”) acting as principal;
(iv)causing the Fund to engage in transactions in which affiliated Persons of the Fund or affiliated Persons of any of those Persons (including any partner or investor in a Third Party Fund) may also be participants; and
(v)permitting Goldman Sachs, acting as an agent or broker, to receive placement fees, advisory fees, commissions or other compensation from the Fund or a Portfolio Company or any entity controlled by the Fund or a Portfolio Company;
(e)to make temporary investments of Fund capital in all types of securities, including short-term U.S. government and government agency securities, certificates of deposit, interest-bearing deposits in United States banks, securities issued by or on behalf of states, municipalities and their instrumentalities, the interest from which is exempt from U.S. federal income tax, prime-grade commercial paper and securities issued by other investment companies (including unit investment trusts and taxable and tax-exempt money market funds sponsored and/or advised by affiliates of the General Partner), prior to long-term investment or pending cash distributions to the Partners;
(f)to perform all acts and file all documents, including tax returns and registration statements, necessary or advisable to effect compliance with applicable laws, rules and regulations applicable to the Fund or the conduct of the Fund’s business and to conduct all other tax affairs of the Fund (including elections and audits);
(g)to organize, invest in and conduct business through one or more Investment Vehicles or other wholly or partly owned subsidiaries;
(h)to open, maintain and close bank, money market, brokerage and other accounts (and make deposits therein, withdrawals therefrom and draw checks or other orders thereon) whether located inside or outside the United States, in the Fund’s name;
(i)to cause securities owned by the Fund to be registered in the Fund’s name or in the name of a bank’s nominee or to be held in street name, as the General Partner shall elect;
(j)to incur and pay on behalf of the Fund all expenses necessary for or incidental to the Fund’s business, and, to the extent that funds of the Fund are available or callable, pay and establish reserves in respect of, all expenses, debts and obligations of the Fund;
(k)to execute, acknowledge, deliver, seal, file and record all instruments, exercise all voting or other rights and collect dividends and other income on the assets of the Fund;
(l)to employ and dismiss from employment any and all financial advisors, underwriters, investment bankers, attorneys, accountants, consultants, appraisers, asset managers or custodians of the assets of the Fund or other agents (who may be officers of the General Partner or the Fund), to represent, audit the books of, and provide other appropriate services to the Fund, on such terms and for such compensation as the General Partner may determine, whether or not any such Person is an affiliate of the General Partner or otherwise employed by any affiliate of the General Partner, the General Partner being expressly authorized to engage any affiliate of the General Partner to act in any such capacity;
(m)to submit any Fund claim or liability to arbitration or reference, or agree to submit any future Fund claims or liabilities to arbitration or reference;

(n)to bring and defend actions at law or in equity;
(o)to enter into, execute, supplement, acknowledge and deliver any and all contracts, agreements, guarantees, indemnities or other instruments (including insurance policies and contracts, of any type and coverage) and make commitments (including guarantees and indemnities) on behalf of the Fund with and to any party, including Goldman Sachs (except that the Fund shall not lend the Fund’s money to any individual Partner) and, in general to do and perform all acts which may be necessary, advisable, suitable or proper for the conduct of the Fund’s business and for the carrying out of the purposes and objectives hereinbefore enumerated and to give effect to any of the provisions of this Agreement, including the delegation to any Person or Persons of such functions and authority as the General Partner may determine;
(p)to utilize financial instruments, including forward contracts, options and swaps, caps, collars and floors and other derivative instruments;
(q)to lend, either with or without security, any securities, funds or other properties of the Fund and borrow or raise funds and secure the payment of obligations of the Fund by pledges, charges or hypothecation or granting of security interests (including, without limitation, the General Partner granting security interest over and/or assigning its right to call unfunded capital commitments and accept capital contributions) of or over all or any part of the property or rights of the Fund, and to exercise any and all rights of the Fund as a creditor or as a party to a credit or similar agreement;
(r)to effect conversions, issuances and purchases of Interests under certain circumstances;
(s)to make distributions to Partners in cash or (to the extent permitted hereunder) otherwise;
(t)to determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Fund;
(u)to manage the Fund’s investments, including the administration of Fund investments and the realization of those Fund Investments; and
(v)to take all actions necessary to, in connection with, or incidental to any of the foregoing.
    Each of the Partners agrees that subject to applicable law, all determinations, decisions, and actions made or taken by or on behalf of the General Partner in good faith and in accordance with this Agreement shall be conclusive and absolutely binding upon the Fund, the Partners, and their respective successors, assigns, and personal representatives.
5.2.Alternative Investment Vehicles.
(a)Based on legal, tax, regulatory and other structuring considerations, in connection with particular Fund Investments, the General Partner, in coordination with the Investment Manager, may create one or more “Alternative Investment Vehicles”) for purposes of making, holding or disposing of one or more Fund Investments. An Alternative Investment Vehicle may be a parallel partnership, corporation or other entity or such an entity that invests in the Fund. [ ] The economic terms of any Alternative Investment Vehicle shall be substantially similar in all material respects to those of the Fund; provided that the General Partner or the Investment Manager may vary such terms based on the structure of legal, tax and regulatory considerations; and provided, further, that such Alternative Investment Vehicle’s economic provisions may not be integrated with those of the Fund. Any such Alternative Investment Vehicle will be structured in a manner whereby the Limited Partners [ ] participating in such Alternative Investment Vehicle shall bear the incremental costs of the alternative arrangement (including taxes) and such costs will be taken into consideration in the distribution waterfall for such Alternative Investment Vehicle.
(b)The economic and other terms of any Alternative Investment Vehicle may vary from the terms of this Agreement based in part on the structure of the relevant transaction, legal requirements, tax, regulatory or other considerations, as determined by the General Partner. In the event that the General Partner forms one or more Alternative Investment Vehicles, the provisions of this Agreement (including as to allocations, distributions, costs and expenses), as well as the operative agreements of any such Alternative Investment Vehicles, shall be interpreted as determined by the General Partner as necessary and appropriate to give effect to the intended economic relationship set out in this Agreement and other agreements between the applicable parties [ ] among the Limited Partners [ ] with respect to the activities and investments of the Alternative Investment Vehicle(s) and the Fund. [ ]
5.3.Fund Investment Holding Entities.
(a)The Fund may invest directly or indirectly in one or more corporations or other appropriate entities that will elect to be treated as corporations for U.S. federal income tax purposes (each, a “Fund Investment Holding Corporation”), for the purpose of holding the pro rata share of any Indirect Partner of any Fund Investment and/or its entitlement to Carried Interest with respect to any Fund Investment (any such capital interest and/or entitlement to Carried Interest, as applicable, a “Fund Asset” ).
(b)The General Partner may, but shall not be required to, cause one or more Partner’s pro rata share of any Fund Asset to be held, directly or indirectly, through a Fund Investment Holding Corporation, and in any such case, the General Partner shall provide for the acquisition by, or transfer to, such Fund Investment Holding Corporation of a portion of such Fund Asset corresponding to the aggregate percentage of all such Partners (the “Indirect Partners”).  Partners that are not Indirect Partners shall be defined, for the purposes of this Section 5.3, as “Direct Partners.”  For the avoidance of doubt, the determination by the General Partner of which Partners (including some or all of the Limited Partners) shall be Indirect Partners with respect to applying any Fund Asset, and which Partners shall be Direct Partners with respect to such Fund Asset, shall be made in the General Partner’s discretion.
(c)Any Fund Asset in which some but less than all of the Fund’s interest is held by a Fund Investment Holding Corporation shall be treated, for the purposes of this Section 5.3, as two “Special Fund Investments.”  One Special Fund Investment shall be that portion of the Fund Asset that is the direct or indirect investment in the equity and/or debt instruments, if any, of such Fund Investment Holding Corporation (the “Corporate Portion”), and the other Special Fund Investment shall be the remaining portion of the direct or indirect investment in such Fund Asset (the “Remaining Portion”).  The Indirect Partners shall be treated as participating in the Special Fund Investment (“Participating Partners”) only with respect to the Special Fund Investment that is the Corporate Portion, and the Direct Partners shall be treated as Participating Partners only with respect to the Special Fund Investment that is the Remaining Portion.
(d)The (i) allocation of income, gain, loss and expense, (ii) the distribution of material net proceeds from the sale, refinancing, redemption or other disposition of all, or any portion, of an investment and amounts received as extraordinary dividends or distributions in recapitalizations with regard to a Fund Asset (“Net Proceeds from Investment Dispositions”) and (iii) distributions in respect of interest and other dividends (“Current Cash Flow”) received by the Fund from Fund Assets in respect of the Special Fund Investment shall be made separately in respect of the Corporate Portion and the Remaining Portion in accordance with the provisions of this Section 5.3.  An amount equal to the corporate-level tax paid or accrued by the Fund Investment Holding Corporation, and any expenses incurred by the Fund Investment Holding Corporation, will be deemed to have been allocated and distributed to the Participating Partners in such Fund Investment Holding Corporation for purposes of determining allocations and distributions under this Section 5.3.
(e)Distributions made to the Indirect Partners in respect of the Special Fund Investment that is the Corporate Portion shall be made solely out of amounts received by the Fund in respect of dividends,

distributions, interest or principal paid by, and redemptions or retirements with respect to the equity or debt instruments of, the Fund Investment Holding Corporation.
(f)The Fund Investment Holding Corporation may enter into an agreement with the General Partner or an affiliate of Goldman Sachs providing for the management of such Fund Investment Holding Corporation.
(g)The Fund may invest directly or indirectly in one or more partnerships, limited liability companies or other appropriate entities that will elect to be treated as partnerships for U.S. federal income tax purposes (each, a “Fund Investment Holding Partnership”), for the purpose of holding all or any portion of any Fund Asset, including the portion attributable to a Fund Investment Holding Corporation.  The General Partner may, in its discretion cause the Remaining Portion of any Fund Asset (as described in Section 5.3(c)) to be owned by the Fund Investment Holding Partnership, in which case the partnership interests of the Fund Investment Holding Partnership (other than those held by the Fund Investment Holding Corporation) will be considered to be a Special Fund Investment in which some or all of [ ] the Direct Partners will be the Participating Partners, as determined by the General Partner.
(h)The General Partner may form or cause the Fund to form, or cause the Fund to join with one or more of the Other Funds in forming, in each case, directly or indirectly, one or more corporations, partnerships, limited liability companies, or other appropriate entities to make or hold Fund Investments (each, an “Other Vehicle”).
(i)In any case where a Fund Asset is made through an Other Vehicle, the Other Vehicle will be directly or indirectly owned by the Fund for the benefit of all of the Partners; provided, however, that in any case in which the General Partner determines it would be advantageous from a legal, tax, regulatory or other perspective, the Other Vehicle may be utilized on behalf of less than all of the Partners (which may include or exclude [ ] some or all of the Class O Limited Partners) and the investment in such Fund Investment on behalf of the remaining Partners (which may include or exclude [ ] some or all of the Class O Limited Partners) may be made directly by the Fund, or through an Other Vehicle, in which case, each such portion shall be treated, for purposes of this Section 5.3, as a Special Fund Investment made for the benefit of the Partners participating therein, respectively, and shall be attributed as the General Partner shall deem appropriate, in its sole discretion.  In any case where the Fund receives or is allocated disproportionate distributions and allocations from an Other Vehicle, such disproportionate distributions or allocations shall be distributed and allocated to the [ ] relevant Class O Limited Partners (or to the Fund for the benefit of the [ ] relevant Class O Limited Partners) as appropriate.
(j)Subject to paragraphs (a) – (i) of this Section 5.3, the allocation of income, gain, loss and expense, and the distribution of Net Proceeds from Investment Dispositions and Current Cash Flow from Fund Assets, in respect of a Special Fund Investment shall be made in accordance with this Article V as if such Special Fund Investment were a Fund Asset; provided, that any allocations and distributions in respect of a Special Fund Investment shall be made solely to the Participating Partners [ ]; and provided further, that in applying those Sections, each such Participating Partner’s Special Percentage shall be substituted for such Partner’s [ ] Class O Percentage, as applicable.
(k)The term “Special Percentage” shall mean, with respect to each Participating Partner in any Special Fund Investment, the result, expressed as a percentage, of dividing such Participating Partner’s contributions with respect to such Special Fund Investment by the sum of the contributions of all the Participating Partners with respect to such Special Fund Investment (adjusted as necessary, in the reasonable discretion of the General Partner, to reflect (i) any funded contributions which are funded disproportionately to relative capital commitments and/or (ii) the appropriate economic terms with respect to Class O Limited Partners).
5.4.Prohibited Transactions. Notwithstanding anything to the contrary contained herein and except to the extent permitted under the terms and conditions of the Application or any order approving the Application, and except for any joint trading account through which the Fund and affiliates of the General Partner may engage in the transactions contemplated by Section 5.1, no funds of the Fund shall be kept in any account other than a Fund account, and funds shall not be commingled with the funds of any other Person, and the General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Fund (it being understood that this provision does not prohibit any investments otherwise permitted to be made by the Fund and does not apply to funds owned by Portfolio Companies).
5.5.Restrictions on the Authority of the General Partner.
(a)The General Partner shall not have the authority to:
(i)do any act in contravention of this Agreement or the Delaware Act or any other applicable law;
(ii)do any act that would make it impossible to carry on the ordinary business of the Fund, which, for the avoidance of doubt shall not prohibit the General Partner from selling any or all of the assets of the Fund at any time;
(iii)possess Fund property or assign, pledge, grant a security interest in or over, charge or hypothecate its rights in specific Fund property, for other than a Fund purpose;
(iv)except as provided in Section 8.10, admit another Person as a general partner, unless such Person is an entity wholly owned by Goldman Sachs; or
(v)admit a Person as a Limited Partner or SOX Insider Preferred Limited Partner, except as provided in this Agreement and in the Offering Memorandum or as otherwise permitted by the terms and conditions of the Application or any order approving the Application.
(b)The General Partner shall not perform any act that would subject any Limited Partner or SOX Insider Preferred Limited Partner to liability as a general partner in any jurisdiction.
5.6.Indemnification and Contribution.
(a)To the fullest extent permitted by law, none of the General Partner, the Investment Manager, Goldman Sachs, the Partnership Representative, the Fund persons controlling, controlled by or under common control with any of the foregoing or any of their respective officers, directors, managers, partners, managing directors, stockholders, members, other equity holders, employees and controlling Persons (if any) (each, a “Management Indemnified Person” and collectively, the “Management Indemnified Persons”), shall be liable to the Fund or to any Limited Partners or SOX Insider Preferred Limited Partners for:  (i) any act or omission performed or omitted by any such Management Indemnified Person (or by another Management Indemnified Person) or for any Losses arising therefrom, in the absence of gross negligence, willful misfeasance, bad faith or any material violation of any applicable securities law or any other intentional or criminal wrongdoing on the part of such Management Indemnified Person or any willful and material breach by such Management Indemnified Person of this Agreement or any side letter that is reasonably expected to have a material adverse effect on the Fund; (ii) any tax liability (including any liability for withholding, transfer, or other taxes (including (x) any interest and penalties thereon, (y) withholding tax liabilities pursuant to Section 1446(f) of the Code, and (z) any “imputed underpayment” attributable to any such Limited Partner, as determined by the Partnership Representative in its sole discretion, under Section 6225 of the Code)) imposed on the Fund, any Subsidiary or other entity in which the Fund invests, directly or indirectly, or any Limited Partner or SOX Insider Preferred Limited Partner (in excess of such Management Indemnified Person’s proportionate share of any such tax liability to the extent such Management Indemnified Person is a Partner); or (iii) any Losses due to any act or omission performed or omitted by brokers or other agents of the Fund or their respective employees (whether or not such Persons are directly employed by any Management Indemnified Person), as long as such brokers or other agents were selected with reasonable care. Subject to applicable law, no member of the Advisory Committee (each, an “Advisory Committee Indemnified Person” and, collectively, the “Advisory Committee Indemnified Persons”), shall be liable to the Fund or to any Limited Partner for (i) any act or omission performed or omitted by any such Advisory Committee Indemnified Person in connection with serving on the Advisory Committee (including any acts or omissions of or by an

Management Indemnified Person or another Advisory Committee Indemnified Person), or for any costs, damages or liabilities arising therefrom in the absence of willful misfeasance or bad faith by such Advisory Committee Indemnified Person; or (ii) any losses due to any act or omission performed or omitted by agents or advisors of the Advisory Committee or the Investor Advisory Committee (or their respective employees) in the absence of willful misfeasance or bad faith by such Advisory Committee Indemnified Person (whether or not such Persons are directly employed by the Advisory Committee).
(b)To the fullest extent permitted by law and subject to certain limits herein, the Fund will indemnify (and advance funds pursuant to clause (d) below to cover) any Management Indemnified Person, jointly and severally, for any expenses, losses, costs, damages, liabilities, demands, charges and claims (including without limitation any legal expenses and costs and expenses relating to investigating or defending any demands, charges or claims) (any such expense, loss, cost, damage, liability, demand, charge or claim, a “Loss” and collectively, “Losses”) to which such Management Indemnified Person may become subject in connection with:  (i) any matter arising out of or in connection with the Fund’s business or affairs (including any Losses arising out of or in connection with the Fund’s indemnification, contribution, reimbursement or similar obligations to any of its investments or to any director, manager, officer, employee, partner, agent, or any other similar Person or entity of any such investment), except, with respect to any Management Indemnified Person, to the extent that any such Loss results solely from the gross negligence, willful misfeasance, bad faith, fraud or any material violation of any applicable securities law or any other intentional or criminal wrongdoing on the part of such Management Indemnified Person or any willful and material breach by such Management Indemnified Person of this Agreement or any side letter that is reasonably expected to have a material adverse effect on the Fund; (ii) any tax liability (including any liability for withholding, transfer, or other taxes (including (x) any interest and penalties thereon, (y) withholding tax liabilities pursuant to Section 1446(f) of the Code, and (z) any “imputed underpayment” attributable to any such Limited Partner, as determined by the Partnership Representative in its sole discretion, under Section 6225 of the Code)) imposed on the Fund, any Subsidiary of the Fund or other entity in which the Fund invests, directly or indirectly, or any Limited Partner or SOX Insider Preferred Limited Partner (in excess of such Management Indemnified Person’s proportionate share of any such tax liability as a Partner); or (iii) any act or omission performed by or omitted by brokers or other agents of the Fund or their respective employees (unless such employee, broker or agent is a Management Indemnified Person, in which case clause (i) of this sentence would apply, as applicable) so long as such Persons were selected with reasonable care. Notwithstanding the foregoing, the Fund will not indemnify any Management Indemnified Person for Losses incurred in connection with proceedings where one or more Management Indemnified Persons are suing one or more other Management Indemnified Persons unless one of the Funds is a plaintiff, defendant or other participant in such proceedings or will (or could reasonably be expected to) receive any monetary benefit from the outcome of such proceeding. Additionally, each Limited Partner will be required to indemnify the Fund and each Management Indemnified Person against taxes attributable to such Limited Partner.
(c)To the fullest extent permitted by law, the Fund will indemnify (and advance funds pursuant to clause (d) below to cover) any Advisory Committee Indemnified Person, jointly and severally, for any Losses to which such Advisory Committee Indemnified Person may become subject in connection with serving on the Advisory Committee or the Investor Advisory Committee, except to the extent that any such Loss results solely from the willful misfeasance or bad faith of such Advisory Committee Indemnified Person.
(d)In the event that any Management Indemnified Person or Advisory Committee Indemnified Person (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”) becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person (including any Limited Partner or SOX Insider Preferred Limited Partner) in connection with any matter arising out of or in connection with the Fund’s business or affairs (including a breach by any Limited Partner or SOX Insider Preferred Limited Partner (other than any Limited Partner or SOX Insider Preferred Limited Partner affiliated with Goldman Sachs) of this Agreement or the Limited Partner’s subscription agreement), the Fund will periodically reimburse such Management Indemnified Person or Advisory Committee Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, that such Management Indemnified Person or Advisory Committee Indemnified Person shall promptly repay to the Fund the amount of any such reimbursed expenses paid to it if it shall ultimately be determined, by a court having appropriate jurisdiction in a decision that is not subject to appeal, that such Management Indemnified Person or Advisory Committee Indemnified Person is not entitled to be indemnified by the Fund in connection with such action, proceeding or investigation as provided in clause (b), clause (c) or this clause (d), as applicable; provided, further, that the Fund shall not pursuant to this Section 5.6(d) advance any legal or other expenses incurred in connection with the defense of any action or proceeding brought by a majority in interest of the investors in the Underlying Funds against a Management Indemnified Person.
(e)If for any reason (other than, in the case of any Management Indemnified Person, the gross negligence, willful misfeasance, bad faith or fraud of such Management Indemnified Person or any material violation of any applicable securities law or any other intentional criminal wrongdoing on the part of such Management Indemnified Person and in the case of any Advisory Committee Indemnified Person, the willful misfeasance or bad faith of such Advisory Committee Indemnified Person) the foregoing indemnification, reimbursement or advance is unavailable to such Management Indemnified Person or Advisory Committee Indemnified Person, or is insufficient to hold either harmless, then the Fund shall contribute to the amount paid or payable by such Management Indemnified Person or Advisory Committee Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Fund on the one hand and such Management Indemnified Person or Advisory Committee Indemnified Person on the other hand but also the relative fault of the Fund and such Management Indemnified Person or Advisory Committee Indemnified Person, as well as any relevant equitable considerations.
(f)The reimbursement, indemnity and contribution obligations of the Fund (or the General Partner in the event the Fund has been dissolved) under this Section 5.6 shall be in addition to any liability which the Fund may otherwise have, shall extend upon the same terms and conditions to the officers, directors, managers, partners, managing directors, stockholders, members, other equity holders, employees and controlling Persons (if any) of each Management Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Management Indemnified Persons.
(g)The reimbursement, indemnity and contribution obligations provided by this Section 5.6 shall not be deemed to be exclusive of any other rights to which any Management Indemnified Person may be entitled under any agreement, as a matter of law or otherwise, both as to action in a Management Indemnified Person’s official capacity and to action in another capacity, and shall continue as to a Management Indemnified Person who shall have ceased to have an official capacity for acts or omissions during such official capacity (or otherwise when acting at the request of the Fund, the General Partner or the Investment Manager) and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Management Indemnified Persons.
(h)The General Partner shall have power to purchase and maintain reasonable insurance on behalf of the General Partner and the other Management Indemnified Persons at the expense of the Fund, against any liability that may be asserted against or incurred by them in any such capacity or arising out of the General Partner’s or such Management Indemnified Person’s status as such, whether or not the Fund would have the power to indemnify the Management Indemnified Persons against such liability under the provisions of this Agreement.
(i)Nothing in this Agreement, the subscription agreements or any related document or agreement shall constitute a waiver or limitation of the General Partner’s, Investment Manager’s, and/or Goldman Sach’s potential liability, or of any rights which a Partner or the Fund may have, under applicable securities laws or other laws which may not be waived, including any fiduciary duty arising under the Investment Advisers Act of 1940 (the “Advisers Act”).
(j)Notwithstanding any of the foregoing to the contrary, the provisions of this Section 5.6 shall not be construed so as to provide for the indemnification of any Management Indemnified Person for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability on Persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 5.6 to the fullest extent permitted by law.

(k)The assets of the Fund and the amount of the Limited Partners’ and the SOX Insider Preferred Limited Partners’ aggregate capital commitments shall be available to satisfy the indemnity and contribution obligations of the Fund under this Section 5.6; in addition, the General Partner may require the other Partners (or Persons who were formerly Partners) to contribute again to the Fund any such obligations an amount equal to amounts previously distributed to Limited Partners or the SOX Insider Preferred Limited Partners. The General Partner may provide each affected Partner with an invoice setting forth the amount owed by the Limited Partner or the SOX Insider Preferred Limited Partner for amounts due in respect of any indemnity and contribution obligations. Each Partner shall be obligated to pay the invoiced amount promptly upon request by the General Partner. Any unpaid amount shall constitute an obligation of the Partner and shall accrue interest at the Interest Rate or a higher commercially reasonable rate as determined by the General Partner, and that amount, together with accrued interest, shall be debited from any distributions otherwise to be made to the Partner.
(l)Each Management Indemnified Person may rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(m)Each Management Indemnified Person shall be entitled, to the fullest extent of the law, to rely in good faith upon any and all sources enumerated in Section 17-407(c) of the Delaware Act, and any act or omission taken or suffered by such Management Indemnified Person in reasonable reliance on such source or sources shall in no event subject the Management Indemnified Person to liability to the Fund or to any Partner or to any other Person. All Partners hereby acknowledge and agree that each Management Indemnified Person is entitled to the same right of reliance and protection from liability as the General Partner.
(n)The General Partner may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the General Partner shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder.
(o)The General Partner is specifically authorized and empowered, for and on behalf of the Fund, to enter into any agreement or undertaking with any Management Indemnified Person or Advisory Committee Indemnified Person not itself a party to this Agreement that the General Partner considers to be necessary or advisable to give full effect to the foregoing indemnification provisions of this Agreement.
(p)The foregoing provisions of this Section 5.6 shall survive any termination of this Agreement and any Limited Partner ceasing to be a limited partner of the Fund.
Article VI

Capital Commitments, Defaults and Accounts;
Aggregate Capital Contributions; Accounting and Valuation;
Allocations; Reinvestment and Distributions
6.1.Capital Commitments, Defaults and Accounts.
(a)[ ]
The General Partner at any time may cause the Fund to retain proceeds to pay (or establish reserves for) any of the Fund’s current or anticipated direct or indirect obligations (including indebtedness, management fees and other Fund Expenses, as well as obligations relating to current or additional investments) and may also offset an amount that would otherwise be distributed to Limited Partners against amounts due pursuant to capital calls or otherwise. One or more of the Underlying Funds may have the ability to retain and reinvest proceeds or distribute proceeds to investors (including the Fund) and subsequently recall those proceeds for re-investment, as described in the governing documents of the Underlying Funds, (any such proceeds, “Underlying Fund Recyclable

Proceeds”). Accordingly, the Fund may retain distributions that would otherwise be made to, or recall distributions previously made to, its Limited Partners. A Limited Partner’s available commitment will not be impacted if the Fund retains, or distributes and subsequently recalls, any Underlying Fund Recyclable Proceeds.
(b)If any Limited Partner fails to pay any installment of such Limited Partner’s capital commitment or any other payment required by this Agreement or his, her or its subscription agreement when due, the General Partner will have the right (in addition to any available recourse), but not the obligation, to charge such Limited Partner interest on the late payment from the due date until the day it is paid. Interest shall be charged at the Interest Rate or such higher commercially reasonable rate as determined by the General Partner from and including the due date of the installment until, but not including, the date it is paid.
(c)If any Limited Partner (a “Defaulting Limited Partner”) other than an Institutional Limited Partner, fails to pay any installment of such Limited Partner’s capital commitment or fails to make any other payment required by this Agreement or his, her or its subscription agreement within thirty (30) calendar days (unless such period is otherwise extended by the General Partner) (a “Default”) from the date on which such installment is due, (the due date of any such delinquent capital contribution or other payment, the “Default Date”) the General Partner will have the right, but not the obligation, to redeem, purchase or cause the Transfer of the Defaulting Limited Partner’s entire interest in the Fund to one or more Persons, including Goldman Sachs, another Limited Partner or other Eligible Investors, on the first Purchase Date following Goldman Sachs’ notification of its election to exercise this right at a price (the “Default Price”) equal to seventy-five percent (75%) of the Minimum Purchase Price [ ] payable in cash, in kind or by delivery of a note (or any combination of the foregoing) and on such other terms and conditions as the General Partner may determine [ ].
In addition, the General Partner may undertake any one or more of the following remedies: (i) [ ], (ii) allowing the Defaulting Limited Partner to withdraw from the Fund at the Default Price and in accordance with the terms of Section 8.9, (iii) causing the Defaulting Limited Partner to forfeit its Participating Interest for no consideration (whether or not distributed or vested), and (iv) taking any other actions available to the General Partner under law and equity.
(d)If an Institutional Limited Partner fails to pay the entire amount of any installment or other required payment, the foregoing purchase rights shall apply only to the portion of such Institutional Limited Partner’s Interest that is attributable to the Indirect Investor in respect of the amount that was not paid. The failure to pay any installment or other required payment when due shall constitute a breach of this Agreement, and such Defaulting Limited Partner shall remain liable for such breach regardless of any purchase by Goldman Sachs of the Defaulting Limited Partner’s Participating Interest in the Fund (or portion thereof, in the case of an Institutional Limited Partner). Goldman Sachs may, but is not required to, offer any Participating Interest so acquired to other Limited Partners or any other Persons, who meet, in the judgment of the General Partner, the requirements to become a Limited Partner. Any such sale by Goldman Sachs shall be treated as a Transfer for purposes of this Agreement and shall be subject to and effected only in accordance with Article VIII.
(e)[ ]
(f)By subscribing to the Fund, each Limited Partner authorizes Goldman Sachs to deduct without prior notice any Default amount(s) due by such Limited Partner from (i) any other Goldman Sachs employee special investments in which such Limited Partner is invested (now or at any time in the future), including by withholding from distributions, (ii) any cash, any proceeds from the liquidation of any marketable securities, including Goldman Sachs stock, and/or any other amounts held in the Limited Partner’s Goldman Sachs brokerage account(s), (iii) any amounts paid in connection with the Limited Partner’s departure from Goldman Sachs, and (iv) any other amounts owed to such Limited Partner by Goldman Sachs (including income, compensation, or equity-based awards), to the extent permitted by applicable law and any applicable plans, programs or agreements. In addition, the Fund (1) may withdraw funds credited to a Limited Partner’s Capital Account in the Fund if

necessary to satisfy any obligation owed by such Limited Partner to Goldman Sachs and (2) to the extent such funds are insufficient, may cause such Limited Partner’s Interest in the Fund to be forfeited or reallocated.
6.2.Additional Capital Contributions. Except for [ ] the indemnity obligations set forth in Section 8.5 arising in connection with certain Transfers, [ ], the obligation to return distributions in connection with the indemnification and contribution obligations set forth in Section 5.6 and the obligation to contribute capital up to the amount of Underlying Fund Recyclable Proceeds in accordance with Section 6.1(a) and the clawback set forth in Section 6.9, no Limited Partner shall be required or, except with the express written consent of the General Partner, permitted to make aggregate payments or contributions of capital to the Fund in excess of such Limited Partner’s capital commitment, which shall be contributed as and when required by Section 6.1 and Article VII. The General Partner may make, but will not be obligated to make, voluntary additional capital contributions in such amounts and at such times as it may choose, upon notification thereof to all Limited Partners and the failure of three-quarters in interest of the Limited Partners to object thereto in writing within thirty (30) calendar days of notice thereof.
6.3.Fiscal and Taxable Year. Unless the General Partner at any time shall otherwise determine the fiscal year and taxable year of the Fund shall each end on December 31 of each year.
6.4.Partners’ Capital Accounts.
(a)A capital account (“Capital Account”) shall be established and maintained in the records of the Fund for each Partner and in respect of each class of Interests held by such Partner. A Partner’s Capital Account in respect of a class of Interests will, pursuant to the terms of this Agreement, be:
(i)increased by [ ] allocations to such Partner in respect of that class of Interests of Fund income and gain [ ]; and
(ii)decreased by (A) the amount of money or the net fair value of property distributed to such Partner by the Fund in respect of that class of Interests, (B) allocations to such Partner in respect of that class of Interests of Fund loss and deduction [ ].
If any Limited Partner Transfers all or any portion of his, her or its Interests (including as provided in Section 6.1), the Capital Account of such transferor Limited Partner that is attributable to such portion will carry over to the transferee Limited Partner. A Partner’s aggregate Capital Account shall equal the sum of his, her or its Capital Accounts maintained in respect of each class of Interests held by such Partner.
As used herein, a Partner Capital Account means a Partner’s aggregate Capital Account or a Partner’s Capital Account in respect of a particular class of Interests as the context so requires.
(b)The Investment Manager shall determine the value or oversee the valuation of each Limited Partner’s Capital Account as of the close of (i) the annual accounting period and (ii) the period ending with the distribution pursuant to Section 9.2 by treating each Fund Investment as having been disposed of for its fair value on the earlier of the last day of such period or the day such Fund Investment was actually disposed of or an In-kind Distribution was made, as the case may be, during such period, and by applying the allocation principles set forth in Section 6.5. Unrealized gains and losses shall be determined with respect to each Fund Investment owned by the Fund by reference to the value at which such Fund Investment is carried on the balance sheet of the Fund as determined by the Investment Manager in accordance with the valuation principles used in the quarterly financial statements of the Fund prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (the “Financial Statement Value”). The reasonableness and appropriateness of the procedure utilized to determine such Financial Statement Values shall be reviewed annually by the Fund’s independent auditors in connection with the examination of the Fund’s annual financial statements. The determination of capital gains and losses with respect to any Fund Investment shall take into account any related fees and expenses incurred in connection with the acquisition and disposition of such Fund Investment, including Fund Expenses which are capitalized into the basis of a Fund Investment.

6.5.Allocation of Profits and Losses.
(a)The Fund’s profits and losses for any year shall be determined by the General Partner in accordance with GAAP and procedures using the accrual method (with investments carried at their fair value as determined by the General Partner or Persons selected by it). The General Partner shall determine the allocation periods under this Section 6.5, and any period in respect of which an allocation is made is referred to herein as an “Allocation Period.”
(b)Profits and losses of the Fund for each Allocation Period shall be allocated as follows, subject, in each case, to Section 6.5(c) and any adjustments the General Partner determines appropriate so as to take into account (i) any Default by a Limited Partner, (ii) [ ] (iii) any deemed distribution of withholding and/or other taxes that are allocable or attributable to a particular Limited Partner and (iv) the forfeiture of any Class O Interests held by each Limited Partner, (v) [ ], and (vi) any clawback of Carried Interest:
(i)[ ];
(ii)[ ];
(iii)[ ];
(iv)[ ]
(v)an amount equal to the Carried Interest received directly from the Carried Interest Paying Funds (including, for purposes hereof, any investment vehicle directly or indirectly held by one or more of the Carried Interest Paying Funds by which Carried Interest is paid) shall be allocated among the Class O Limited Partners in proportion to their respective Class O Percentages.
Notwithstanding the foregoing, the General Partner may determine not to allocate Borrowing Expenses to any, all or certain Participating Interests held by SOX Insiders, including Institutional Limited Partners, if any (to the extent of the portion of any Institutional Limited Partner’s Participating Interests held directly or indirectly by SOX Insiders), in the event SOX Insiders have pre-funded their capital calls or purchased SOX Insider Preferred Interests as contemplated by Section 6.1. Allocations with respect to SOX Insider Preferred Interests shall be made in accordance with Section 7.2.
(c)Allocations for U.S. federal income tax purposes will generally follow the allocations described above (except that investments will not generally be marked to market).
(d)It is the intention of the parties that, to the extent possible and consistent with the economics of this Agreement, the allocations made by the General Partner be respected for U.S. federal income tax purposes and comply with Section 704 of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder (the “Treasury Regulations”), and shall be interpreted and applied in a manner consistent with Section 704 and such Treasury Regulations. In furtherance of this intention a “qualified income offset provision” and any such other provision described in applicable regulations and deemed desirable by the General Partner shall be incorporated by reference into this Agreement. Notwithstanding any implication to the contrary contained herein, the General Partner shall have authority to make or refrain from making available tax elections and to choose from all available tax accounting methodologies in implementing the foregoing. To the extent consistent with applicable law, the General Partner may specially allocate income to any Partner, the status of which resulted in recognition of such income or otherwise alters the distribution or allocation provisions herein so that such Partner bears the consequences of such recognition. The General Partner’s determination of allocations shall be binding upon all parties.
(e)Allocation of Certain Taxes and Income. Taxes (including any U.S. or non-U.S. income, withholding and similar taxes paid by Subsidiaries) will be allocated annually to the Partners in the same proportion that the income in that year in respect of which such taxes are paid is allocated; provided, however, that where any such tax payable by the Fund or a Subsidiary is calculated, under applicable law, with respect to income allocable to some but not all of the Partners, or, to the extent income allocable to some of the Partners is exempt from tax in the hands of the Fund (or such taxes are reduced in respect of income allocated to certain Partners), or such tax arises as a result of the status of one or more Partners (or class of Partners), the failure by one or more Partners to comply with their obligations under Section 10.5, or the treatment or characterization for applicable tax purposes of any entity, payment or instrument by one or more Partners (or class of Partners), such taxes shall be allocated, as reasonably determined by the General Partner, among such Partners to whom allocations of income are subject to tax in the hands of the Fund (or to reflect such reductions) or to whom such taxes are otherwise properly allocable. To the extent consistent with applicable law, the General Partner may specially allocate income to any Limited Partner the status of which resulted in recognition of such income or otherwise alter the distribution or allocation provisions herein so that such Limited Partner bears the consequences of such recognition.
(f)Certain Definitions.
(i)[ ]
(ii)“Borrowing Expenses” means all amounts in respect of premium, discount and interest on, and all costs, expenses, commissions and fees relating to, any incurrence, modification, amendment, restructuring, refinancing, cancellation or repayment of the direct or indirect indebtedness of the Fund and relating to notes and guarantees and providing any credit support.
(iii)[ ]
(iv)[ ]
(v)[ ]
(vi)[ ]
(vii)[ ]
(viii)[ ]
(ix)“Class O Percentage” means, with respect to any Class O Limited Partner and any date of determination, a fraction, the numerator of which is the Class O Interest of such Limited Partner, and the denominator of which is the aggregate Class O Interests. Each Class O Limited Partner’s initial Class O Percentage will be determined with respect to a Class O Limited Partner based upon the Class O Interests offered to a Class O Limited Partner (or in the case of an investor who is an Affiliated Investor Entity, its related Offeree) as described in the Offering Memorandum. A Class O Limited Partner’s Class O Percentage may be adjusted from time to time, including in connection with any whole or partial withdrawal, Transfer or forfeiture of a Class O Limited Partner’s Class O Interest, or any grant of additional Class O Interests to a Class O Limited Partner in accordance with this Agreement, as determined by the General Partner in its discretion. The General Partner’s determination of the adjusted Class O Percentage of a Class O Limited Partner for purposes of any distribution shall be conclusive and binding on all Limited Partners.
(x)“FATCA” means, Sections 1471 to 1474 of the Code (or any amended or successor provisions), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any fiscal or regulatory legislation, rules or practices adopted pursuant to any applicable intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any other similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes.

(xi)[ ]
(xii)[ ]
(xiii)“Person” means, any individual, partnership, limited liability company, corporation, trust, estate, association or other entity, or any other custodian or nominee or any individual or entity in its own or any representative capacity.
6.6.Distributions to Limited Partners.
(a)General. The amount and timing of distributions to each Limited Partner shall be at the sole discretion of the General Partner. The General Partner will have the right to withhold distributions if a Limited Partner fails to comply with any Goldman Sachs policy or request. In addition, (i) the timing of distributions may vary among the classes of Limited Partners, in the sole discretion of the General Partner and (ii) the General Partner may take into account legal, tax, regulatory or other considerations, including to comply with regulatory or legislative rules, when determining the timing of any payments (including, but not limited to, distributions) with respect to one or more Limited Partners (including considerations applicable to a Limited Partner’s status as an employee of Goldman Sachs) and/or classes, as it or Goldman Sachs determines is necessary or advisable, it being understood that varying regional considerations may result in one or more Limited Partners receiving such payments earlier than one or more other Limited Partners. Underlying Fund Recyclable Proceeds and other amounts held by the Fund may be retained in the Fund for reinvestment or distributed to the Limited Partners and subsequently recalled for reinvestment by the Fund, as the case may be, in accordance with Section 6.1. Any Underlying Fund Recyclable Proceeds so retained or recalled shall not reduce the available capital commitments of the Limited Partners. The General Partner at any time may cause the Fund to retain any proceeds from any investment (including the amount of the capital contribution relating to that investment) it receives to pay (or establish reserves for) any of the Fund’s current or anticipated direct or indirect obligations (including indebtedness, management fees and other Fund Expenses, as well as obligations relating to current or additional investments) and may also offset an amount that would otherwise be distributed to Limited Partners (including amounts payable in respect of a different class of Interests owned by the Limited Partner) against amounts due pursuant to capital calls or otherwise. [ ] The General Partner does not intend to make any distributions in respect of Carried Interest (excluding the distribution of Carried Interest Tax Distribution Amounts in respect of Carried Interest) until at least [ ]. Moreover, the General Partner does not intend to make any distributions of Carried Interest until the likelihood of clawback is remote.
(b)Notwithstanding anything else in this Agreement to the contrary, to the extent that distributions from, or proceeds from the disposition of, Fund Investments are retained (rather than distributed, subject to recall), the General Partner will have the authority to adjust distributions and allocations to cause each Partner to receive, to the extent possible, the same distributions and allocations (as determined without giving effect to the individual tax treatment of any Partner) that each such Partner would have received had the amounts been distributed and the Partners made capital contributions in accordance with Section 6.1 (so that each Limited Partner bears his, her or its share of Fund Expenses that are not borne by the Partners in proportion to their capital commitments, bears amounts attributable to such Limited Partner pursuant to Section 6.5(e), and bears any other Fund Expenses according to such Partner’s capital commitment, and so that each Limited Partner receives an appropriate amount of distributions and allocations as contemplated herein, in each case as determined by the General Partner).
Any amounts that become available for distribution but are not distributed, including the Carried Interest, may be invested in money market instruments and/or other marketable securities, either directly or through funds that are managed by Goldman Sachs. The General Partner may determine to make distributions to the Institutional Limited Partners prior to making distributions to the other Limited Partners, in which case the General Partner shall make subsequent distributions disproportionately to the other Limited Partners until the amounts distributed to each other Limited Partner hereunder would equal the amount each such Limited Partner would have received had no such special distributions been made to the Institutional Limited Partners. All distributions will be made net of any taxes payable by the Fund or by entities in which the Fund invests (including, for example, any local, non-U.S. withholding or other taxes).
The General Partner in its discretion may withhold from amounts otherwise distributable to a Limited Partner pursuant to this Section 6.6 [ ] amounts withheld pursuant to Section 6.6(e) in respect of taxes allocable to such Limited Partner.
Notwithstanding anything in this Agreement to the contrary, no provision shall limit in any way the General Partner’s discretion to maintain reserves to meet potential investment needs or other obligations of the Fund.
(c)Distributions will generally be made as follows, subject, in each case, to any adjustments the General Partner determines appropriate so as to take into account (i) any Default by a Limited Partner, (ii) [ ], (iii) any deemed distribution of withholding and/or other taxes that are allocable or attributable to a particular Limited Partner and (iv) the forfeiture of any Class O Interests held by each Limited Partner, (v) [ ], and (vi) any clawback of Carried Interest.
(i)[ ]
(ii)[ ]
(iii)[ ]
(iv)[ ]
(v)Distributions to Holders of Class O Interests. Subject to Section 6.6(a) and Section 6.6(c), the available cash to be distributed, with respect to the Carried Interest, including any tax distribution amount (each, a “Carried Interest Tax Distribution Amount”) received by the Fund in its capacity as a direct or indirect recipient of Carried Interest for purposes of the respective operating agreements of the Carried Interest Paying Funds (including, for purposes hereof, any investment vehicle directly or indirectly held by one or more of Carried Interest Paying Funds by which Carried Interest is paid), will be distributed among the Class O Limited Partners in proportion to their Class O Percentages, subject to any “Incremental Hurdle” or “Notch Amount” as described in the Offering Memorandum.
(vi)Adjustments to Class O and Sharing Percentages. Each Class O Limited Partner acknowledges that the Sharing Percentage and/or the Class O Limited Partners’ Class O Percentages may be adjusted if there are aggregate commitments to the Carried Interest Paying Funds in excess of the aggregate amount of commitments that were projected in respect of the Carried Interest Paying Funds in connection with the determination of the total number of Carried Interest points offered to Class O Limited Partners (or in the case of investors who are Affiliated Investor Entities, their related Offerees), in order to give effect to changes in the points as described in the Offering Memorandum.  The General Partner may also determine that any commitments in excess of the initial projection will not be considered part of the Carried Interest Paying Funds for purposes of this Agreement. Any determination described in this Section 6.6(c)(vi) will be made in Goldman Sachs’ sole discretion and without prior notice to the holders of Class O Interests. Goldman Sachs may also determine whether or not any additional capital commitments subsequent to the final closing of the Carried Interest Paying Funds are included in the Carried Interest Paying Funds.
(vii)Distributions to Holders of SOX Insider Preferred Interests. Distributions with respect to SOX Insider Preferred Interests shall be made in accordance with Section 7.2.

(d)In-kind Distributions. The General Partner may make in kind distributions of property (“In-kind Distributions”) (including interests denominated in currencies other than the U.S. dollar) which generally shall be distributed among the Partners in the same proportions as cash of equivalent value would be distributed if In-kind Distributions had been sold and the proceeds distributed pursuant to this Section 6.6, provided that the Fund may make a non-pro rata distribution of property (including distributing certain types of property to certain Partners and cash or other types of property to other Partners), pursuant to the redemption or purchase of the Interests by the Fund of one or more Partners (including pursuant to Section 8.7 or 8.9) or otherwise where the General Partner determines a non-pro rata distribution is appropriate or necessary. In-kind Distributions shall be valued at their fair value as determined by the investment managers of the Underlying Funds; provided that the investment managers of the Underlying Funds may hire third parties to make valuation determination or estimation, or may delegate valuation determination or estimation to third parties, and the investment managers of the Underlying Funds (or the Investment Manager) shall be entitled to rely upon such determinations or estimates. Where securities are to be distributed in kind among all or a group of Partners, securities will be distributed to all such Partners who would receive a specified minimum number of securities, and, as an administrative convenience, the securities distributable to Partners who would receive fewer securities may, instead, be distributed to a selling pool for sale on behalf of these Partners. In this way, all Partners entitled to such distribution will be treated as receiving a distribution at the same time. Notwithstanding anything in this Agreement to the contrary, money or other property wrongfully distributed to any Partners in violation of this Agreement may be recovered by the Fund.
(e)Withholding and Other Taxes.
(i)The General Partner may withhold and/or pay any taxes with respect to any Limited Partner’s share of Fund taxable income (or which relate to a predecessor Interest or to a transfer (or deemed transfer) of such Limited Partner’s Interest) (including any taxes paid by the Fund as a result of an audit adjustment or a change in law), and any such taxes may be withheld from any distribution otherwise payable to such Limited Partner. Taxes so withheld (or paid), or taxes withheld on amounts directly or indirectly payable to the Fund, a financing vehicle, a Fund Investment Holding Corporation, a Fund Investment Holding Partnership, or a pass-through vehicle in which the Fund has an investment and taxes otherwise directly or indirectly paid by the Fund, a financing vehicle or such pass-through vehicle may, in the General Partner’s discretion, be treated for purposes of this Agreement (including Section 6.6) as distributed to the Partners to which such taxes are properly allocable (including as a result of the status of a Partner (or class of Partners) or the treatment or characterization for applicable tax purposes of any entity, payment or instrument by any Partner (or class of Partners)) and deemed paid by such Partners to the relevant taxing jurisdiction [ ].
(ii)Each Limited Partner (or former Limited Partner) hereby agrees to indemnify and hold harmless the Fund, any Subsidiary, the Management Indemnified Persons and the Advisory Committee Indemnified Persons and the other Limited Partners from and against any withholding or other tax-related liability (including any liability for taxes, penalties, additions to tax, interest or failure to withhold taxes) directly or indirectly payable (or otherwise borne) by the Fund, including through Investment Vehicles, that arise with respect to, or as a result of, income attributable to such Limited Partner, distributions or other payments to such Limited Partner, the status of such Limited Partner (or class of Limited Partners including such Limited Partner), the failure by such Limited Partner to comply with its obligations under Section 10.5, or the treatment or characterization for applicable tax purposes of any entity, payment or instrument by such Limited Partner (or class of Limited Partners including such Limited Partner) (including taxes indemnified under Section 5.6). For the avoidance of doubt, any such indemnity may be structured as a contribution to the Fund and will not be considered a capital contribution for purposes of this Agreement, nor shall any requirement that any such contribution be paid be considered a capital call. The amount of any taxes in respect of which a Limited Partner makes such a contribution shall not be treated as deemed distributed as described above. The foregoing provision of this Section 6.6(e) shall survive any termination of this Agreement.

Recognizing the complexity of the distributions pursuant to this Section 6.6, the General Partner is authorized to modify these distributions to ensure that they achieve the intended results without the consent of a Limited Partner or the Limited Partners, notwithstanding Section 11.2.
6.7.Allocation in Case of Transfers. In the event of a Transfer of an Interest during a taxable year of the Fund, allocations of income, gain, loss, deductions and credits and items of tax preference and other tax items of the Fund between the transferor and the transferee will be based on the portions of such taxable year during which each owned the Interest or as the transferor and the transferee may agree, provided that in either case the General Partner shall have consented to such allocation and the transferor and the transferee shall have agreed to reimburse the Fund for any incremental accounting fees and other expenses incurred by the Fund in making such allocation.
[ ]
6.8.[ ]
6.9.Clawback
. Any distributions of Carried Interest to a Limited Partner (including the General Partner) in excess of the Carried Interest allocable to such Limited Partner as described in Section 6.5 will be subject to clawback by the General Partner. In addition, the Fund may become obligated to recontribute all or a portion of the Carried Interest to one or more of the Carried Interest Paying Funds (including, for purposes hereof, any investment vehicle directly or indirectly held by one or more of the Carried Interest Paying Funds by which Carried Interest is paid) if the investors in such Carried Interest Paying Fund have not received the preferred return provided for in the applicable operating agreement of such Carried Interest Paying Fund or are otherwise entitled to clawback payments pursuant to the operating agreement of such Carried Interest Paying Fund. Moreover, the Fund may become obligated to recontribute all or a portion of the Carried Interest received from one or more of the Carried Interest Paying Funds if the distributions made by such Carried Interest Paying Fund in respect of such amounts exceed the respective Carried Interest accrued as of certain measurement dates. Each of the General Partner and each Class O Limited Partner agrees that, in any of the foregoing cases, such Class O Limited Partner will recontribute to the Fund such Limited Partner’s appropriate share of the Carried Interest previously distributed to such Limited Partner that must be recontributed to such Carried Interest Paying Fund (including, for purposes hereof, any investment vehicle directly or indirectly held by one or more of the Carried Interest Paying Funds by which Carried Interest is paid) (net of any Carried Interest Tax Distribution Amount distributed in respect of such recontributed Carried Interest), promptly upon request by the General Partner. The General Partner may provide each Class O Limited Partner with an invoice setting forth the amount owing by the Class O Limited Partner for amounts due in respect of any clawback obligations, and each Class O Limited Partner shall be obligated to pay the invoiced amount promptly upon request by the General Partner. Any unpaid amount shall constitute an obligation of the Class O Limited Partner and shall accrue interest at the Interest Rate, and that amount, together with accrued interest, shall be debited from any distributions otherwise to be made to the Class O Limited Partner or from other sources (including but not limited to any source listed in Section 6.1(f)).
6.10.Modifications to Allocations and/or Distributions. The General Partner may make allocations and/or distributions in a manner other than as described in this Article VI, including disproportionate allocations of gain or loss and/or disproportionate distributions to the extent required under applicable laws, rules and regulations, or otherwise deemed advisable or necessary by the General Partner in its discretion in order to give economic effect to the provisions of this Agreement; provided, however, that all such allocations are intended to be made in a manner such that all Class O Interests will be treated as “profits interests” for U.S. federal income tax purposes.
Article VII

Sarbanes-Oxley Act; SOX Insider Preferred Interests;
Modification of SOX Insiders’ Interests;
Limitation on Pledges
7.1.Purchase of SOX Insider Preferred Interests; Issuance of SOX Insider Preferred Interests.
(a)For purposes of complying with the Sarbanes-Oxley Act of 2002 ( “SOX””), including Section 402 thereof and any rules, regulations or interpretations of the U.S. Securities and Exchange Commission or

its staff promulgated thereunder (“SOX § 402”), the Fund is authorized to issue, from time to time, one or more classes of preferred limited partnership interests (“SOX Insider Preferred Interests” and the holder or holders of such SOX Insider Preferred Interests, “SOX Insider Preferred Limited Partners”), in such amounts as the General Partner determines, and the General Partner may require the purchase thereof by such of the Limited Partners as could, at any time and from time to time, in the judgment of the General Partner, be deemed to be (or to be Affiliated Investor Entities affiliated with) directors or executive officers (or equivalent thereof) of GS Group within the meaning of SOX § 402 (“SOX Insiders”). Any such SOX Insider will be required to purchase the SOX Insider Preferred Interest no later than a date and time set by the General Partner. The General Partner shall use commercially reasonable efforts to provide no less than five (5) days’ notice to any Limited Partner required to purchase a SOX Insider Preferred Interest.
(b)The General Partner may require any subsequently admitted Institutional Limited Partner to (i) purchase a SOX Insider Preferred Interest if and to the extent that the General Partner determines, or the manager or general partner of such Institutional Limited Partner notifies the General Partner, that one or more Indirect Investors in such Institutional Limited Partner are SOX Insiders and (ii) allocate such SOX Insider Preferred Interest to such Indirect Investors under such methods as the General Partner or that the manager or general partner of the Institutional Limited Partner deems appropriate.
(c)The General Partner will use commercially reasonable efforts to avoid requiring a Limited Partner to contribute, in the aggregate, more than such Limited Partner’s capital commitment towards such Limited Partner’s Participating Interest and any SOX Insider Preferred Interest.
7.2.Terms. SOX Insider Preferred Interests shall be entitled to the following rights and subject to the following terms:
(a)Distributions. Each SOX Insider Preferred Interest shall entitle the holder thereof to receive a preferred distribution in respect of the capital contributed, as an expense of the Fund, at a rate and at times to be determined by the General Partner and notified to the Limited Partner required to purchase such SOX Insider Preferred Interest. The General Partner expects that the distribution rate will equal the rate payable from time to time, directly or indirectly, by the Fund, or any Investment Vehicle in which it has invested, on borrowings generally secured by unfunded capital commitments of the direct or indirect investors in the applicable borrower.
(b)Preference. Each SOX Insider Preferred Interest shall have a preference over all Interests (other than other SOX Insider Preferred Interests) as to the payment of distributions and as to the payment of the liquidation preference (which shall be equal to the amount invested in such SOX Insider Preferred Interest plus any accrued but unpaid distributions) upon the redemption of any SOX Insider Preferred Interest or the winding up of the Fund. SOX Insider Preferred Interests shall be pari passu with respect to each other.
(c)Redemption; Application to Satisfy Capital Calls. Notwithstanding anything to the contrary herein, the General Partner may from time to time redeem any outstanding SOX Insider Preferred Interests in whole or in part. The General Partner may, but shall not be obligated to, apply the proceeds from the redemption of a SOX Insider Preferred Interest to satisfy amounts required to be contributed by applicable SOX Insider Preferred Limited Partners in respect of called capital.
(d)Transfer Restricted. SOX Insider Preferred Interests shall be subject to the transfer restrictions set forth in Article VIII to the same extent as the other Interests.
(e)Allocation of Profits and Losses. Profits or losses of the Fund (if any) attributable to a SOX Insider Preferred Interest shall, unless otherwise determined by the General Partner, be allocated solely to the holder of such SOX Insider Preferred Interest.
(f)No Other Rights. Except as expressly provided in this Agreement, a SOX Insider Preferred Interest will not entitle the holder thereof to any rights to participate in the profits or assets of the Fund or any other rights against the Fund or the Limited Partners with respect to the SOX Insider Preferred Interest.

7.3.Modifications of SOX Insiders’ Interests; Voting Rights of SOX Insider Preferred Interests.
(a)The Limited Partners acknowledge that the provisions of SOX § 402 may impose constraints on the ability of the General Partner, exercising prudence, to permit Limited Partners that are SOX Insiders or Affiliated Investor Entities affiliated with SOX Insiders to hold Interests on the same terms as other Limited Partners. In light of these potential constraints, it is understood and agreed that the General Partner is authorized, at any time and without notice to or the consent of any Limited Partner, to modify or redeem, in whole or in part, Interests held from time to time by SOX Insiders or Affiliated Investor Entities affiliated with SOX Insiders, as the General Partner deems necessary or appropriate to ensure compliance by Goldman Sachs with SOX § 402; provided, however, that the General Partner shall not effect any modification to an Interest that would materially adversely affect the Limited Partners who are not SOX Insiders or Affiliated Investor Entities affiliated with SOX Insiders without first complying with the procedure set forth in Section 11.2(a).
(b)Notwithstanding any provision of this Agreement to the contrary, the General Partner may at its election (but may determine not to) pledge, assign or otherwise make available as credit support the unfunded capital commitments of any Limited Partner who is a SOX Insider or the Affiliated Investor Entity of a SOX Insider, unless the General Partner determines that such pledge, assignment or availability may not comply with SOX § 402.
Article VIII

Transferability of Limited Partners’ Interests; Consequences of Departure, Breach of GS Agreements, etc.
8.1.Restrictions on Transfer.
(a)No Limited Partner may, directly or indirectly, sell, exchange, transfer, assign, make a gift of, donate, bequeath, devise, pledge, hypothecate, or otherwise dispose, directly or indirectly (including effecting any direct or indirect transfer or other disposition of interests in, or any direct or indirect change in control of, any entity directly or indirectly investing in the Fund), of all or any portion of such Limited Partner’s Interest (each, a “Transfer”) except in accordance with this Article VIII. The General Partner may waive any requirement of this Article VIII with respect to any particular Transfer, except the provisions of Section 8.2.
(b)Subject to the other requirements of this Article VIII, with the prior written consent of the General Partner (which consent may be withheld by the General Partner in its discretion), a Limited Partner may Transfer all or any portion of such Limited Partner’s Interest to any Person approved by the General Partner (a “Transferee”).
(c)If any purported Transfer of an Interest by a Limited Partner is made other than in accordance with the terms of this Agreement (i) it shall be void, and neither the Fund nor the General Partner shall be required to recognize any equitable or other claims to such Interest on the part of the purported Transferee thereof and (ii) the transferring Limited Partner shall be deemed to be a Defaulting Limited Partner. Such default shall be governed by Section 6.1, and the General Partner may undertake any one or more of the remedies described in Section 6.1 with respect to such Defaulting Limited Partner.
(d)Notwithstanding the foregoing provisions of this Section 8.1, no Transfer of any kind may be made unless it also complies with the requirements of Section 8.2.
(e)[ ]
8.2.Certain Conditions. Any Transfer with the consent of the General Partner may be made only if such Transfer:
(a)would not violate the terms and conditions of the Application or any order approving the Application;

(b)would not violate the Delaware Act, any United States securities laws, or any state securities or “blue sky” laws (including any investor suitability standards), or any other jurisdiction applicable to the Fund or the Interest to be sold, exchanged, transferred or assigned;
(c)would not create a material risk of the Fund being treated as a publicly traded partnership or other adverse tax consequences;
(d)would not require the Fund to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time (the “Investment Company Act”) or to register under any other United States securities laws;
(e)would not violate any applicable law or regulation, including the BHCA and the Dodd-Frank Act (including the Volcker Rule); and
(f)is made to an “accredited investor” under Regulation D under the Securities Act of 1933, as amended from time to time (the “Securities Act”).
8.3.Transferee’s Agreement to be Bound; Effective Date of Transfer.
(a)Any Transfer with the consent of the General Partner shall not be effective until the Transferee shall have:
(i)accepted and assumed, in form reasonably satisfactory to the General Partner, all terms and provisions of this Agreement,
(ii)executed and delivered to the General Partner a power of attorney as provided in Section 11.1,
(iii)executed transfer documents satisfactory to the General Partner, and
(iv)executed such other documents or instruments as the General Partner may reasonably require to effect the admission of such Transferee as a substituted Limited Partner and such Transferee is admitted as a substituted Limited Partner.
(b)In addition, both the transferor Limited Partner and the Transferee must notify the General Partner in writing of the Transfer and must represent and warrant to the Fund and the General Partner that the Transfer was made in compliance with applicable law. The transferor Limited Partner and the Transferee further agree to provide any information in connection with a Transfer that the General Partner requires in order to comply with mandatory basis adjustment rules and/or withholding or other tax requirements.
(c)Any Transfer shall be recognized as effective as of the last day of the semi-annual period during which the notice required by Section 8.3(b) is delivered or such other date as determined by the General Partner.
(d)Any Person who acquires all or any portion of the Interest of a Limited Partner shall be obligated to contribute to the Fund the appropriate portion of any amounts thereafter becoming due in respect of the capital commitment made by his, her or its predecessor in respect of such Interest.
8.4.Substituted Partners.
(a)The Limited Partners hereby consent to the admission of a substituted Limited Partner whose admission has been consented to by the General Partner. Any such consent by the General Partner and the Limited Partners may be evidenced by the execution by the General Partner of an amendment to this Agreement (or an instrument incorporating by reference the basis of this Agreement) on its behalf and on behalf of all Limited Partners evidencing the admission of such Person as a Limited Partner and the making of any filing required by law.
(b)The General Partner shall make such filings with the appropriate authorities of each state in which the Fund transacts business as may be required to reflect changes in its Partners.
8.5.Indemnity; Expenses of Transfer.
(a)Each transferor Limited Partner shall indemnify and hold harmless the Fund, the General Partner and every Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts (or omission to state facts) made (or omitted to be made) by such transferor Limited Partner in connection with any Transfer of all or any part of an Interest, or in connection with the admission of a substituted Limited Partner to the Fund, against expenses for which the Fund or such other Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with such action, suit or proceeding.
(b)Each Limited Partner agrees to be responsible for and shall indemnify and hold the Fund and the General Partner harmless from and against all costs, including any transfer or other taxes due as a result of a Limited Partner’s Transfer and the cost of accounting for Transfers for U.S. income tax purposes, associated with an attempted or realized Transfer of any portion of its Interest regardless of whether or not the General Partner consents to the Transfer.
8.6.Death or Incapacity of Limited Partner, etc.; Acquisition of Such Partner’s Interest by the General Partner.
(a)If a Limited Partner dies, his or her executor, administrator or trustee, or if he or she becomes an adjudicated incompetent, his or her committee, guardian or conservator, or if he, she or it becomes bankrupt, the trustee or receiver of his or her estate, shall have all the rights of a Limited Partner for the purpose of settling or managing the Interest of such incapacitated Limited Partner, and such power as the incapacitated Limited Partner possessed to Transfer all or any part of the incapacitated Limited Partner’s Interest in accordance with this Article VIII.
(b)In the event of (i) the death or adjudication of incompetence of a Limited Partner or (ii) except as otherwise consented to by the General Partner, including any direct or indirect Transfer of interests in, or any direct or indirect change in control of, any entity directly or indirectly investing in the Fund, Goldman Sachs (or one of its affiliates, including the General Partner) may, but will have no obligation to, cause the Fund to purchase, redeem or cause the Transfer of the Limited Partner’s vested Interest [ ] and/or forfeiture of any unvested Interests. If the General Partner elects to exercise its right to cause the Fund to purchase, redeem or cause the Transfer of the Limited Partner’s vested Interest and/or forfeiture of any unvested Interests, then such Limited Partner or such Limited Partner’s executor, administrator, committee, guardian or conservator, as the case may be, shall be obligated to sell such vested Interests and/or forfeit such unvested Interests to the General Partner or such affiliate or designee. Any such purchase will be at the then Fair Value of such vested Interests, and any such forfeiture will be for no consideration.
(c)The Fund may, but is not obligated to, purchase from the Fund’s funds for the Fund’s account any Interest tendered to the General Partner pursuant to this Section 8.6.
8.7.Consequences of Departure, Breach of GS Agreements, etc. Except as set forth in this Section 8.7, a Limited Partner’s Equity Interest [ ] shall vest on December 31, [ ]. Except as set forth in this Section 8.7, a Class O Limited Partner’s Class O Interest will vest on the following schedule: (i) one-third of a Class O Limited Partner’s Class O Interest will vest on December 31, [ ], (ii) an additional one-third of such Class O Limited Partner’s Class O Interest will vest on December 31, [ ] (for a total amount of two-thirds of such Class O Limited Partner’s Class O Interest having vested as of such date, including the amount vested on December 31, [ ]), and (iii) the final one-third of such Class O Limited Partner’s Class O Interest will vest on December 31, [ ] (for a total amount of 100% of such Class O Limited Partner’s Class O Interest having vested as of such date, including the amounts vested on December 31, [ ] and December 31, [ ]) (the foregoing vesting schedule set forth in this sentence, the “Class O Vesting Schedule”).
(a)If (i) an Unlevered Limited Partner leaves Goldman Sachs, for any reason (whether due to voluntary or involuntary termination of employment) or (ii) an event described in clause (i) occurs with respect to any employee of Goldman Sachs whose Affiliated Investor Entity or Eligible Family Member is an Unlevered Limited Partner (an “Unlevered Limited Partner Related Employee”), in each case, before December 31, [●], then the General Partner will have the right, but not the obligation, to (a) convert such Unlevered Limited Partner’s Class A Interest to a Class C Interest (as described in Section 8.7(g)), or (b) cause the redemption, purchase or Transfer of the Unlevered Limited Partner’s Class A Interest or Class C Interest on the next Purchase Date, upon the terms set forth in this Section 8.7. A Transfer of a Class A Interest or Class C Interest as described above may be made to Goldman Sachs, one or more Limited Partners or Eligible Investors, to the extent permitted by law, as determined by the General Partner in its sole discretion. “Eligible Family Member” has the meaning ascribed to it in the Application.
(b)[ ]
(c)Each Class O Limited Partner’s Class O Interests are subject to the Class O Vesting Schedule. Upon a Class O Limited Partner’s or Related Employee’s departure from Goldman Sachs for any reason (whether due to the voluntary or involuntary termination of employment) prior to December 31, [ ], the General Partner will have the right, but not the obligation, to cause the forfeiture, for no consideration, of the unvested portion of the Limited Partner’s Class O Interest. This Section 8.7(c) shall apply irrespective of retirement, involuntary termination (including due to downsizing), death or adjudication of incompetence prior to December 31, [ ] (i.e., vesting will not be accelerated for any reason).
(d)
(i)If Goldman Sachs determines that a Limited Partner or Related Employee has failed to meet, in any respect, any obligation under any agreement with the Firm, or any agreement entered into in connection with the Limited Partner’s employment, including the Firm’s notice period requirements, applicable restrictive covenants (such as restrictions on association with a Competitive Enterprise, Association with a Covered Enterprise, Engaging in Solicitation, and similar terms or concepts), any offer letter, employment agreement or any shareholders’ agreement relating to Goldman Sachs (the “GS Agreements”), any vesting achieved within the twelve-month period prior to the termination of such Limited Partner’s employment will be reversed for any Goldman Sachs employee special investments in which such Limited Partner is invested. If Goldman Sachs determines that a Limited Partner or Related Employee has breached a GS Agreement applicable to such Limited Partner or Related Employee, the General Partner will have the right, but not the obligation, to [ ] cause the redemption, purchase or transfer of any Interest held by such Limited Partner or Related Employee on the next Purchase Date, upon the terms set forth in this Section 8.7[ ].
(ii)The General Partner will have the right, but not the obligation, to cause the forfeiture for no consideration of some or all of the Class O Interests of a Class O Limited Partner whether or not vested, if (A) such Class O Limited Partner is a UK investor that is considered a “Material Risk Taker” and any of the following events occurs prior to the seventh anniversary of the issuance of the applicable Class O Interest(s) (which period may be extended by the General Partner in the event of any action, proceeding or investigation in connection with any of the following events is initiated by Goldman Sachs or a third party prior to the end of such seven year period): (i) the GS Group fails to maintain the required “Minimum Tier 1 Capital Ratio” as defined under Federal Reserve Board Regulations applicable to the GS Group for a period of 90 consecutive business days; (ii) the Board of Governors of the Federal Reserve or the Federal Deposit Insurance Corporation (the “FDIC”) makes a written recommendation under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act for the appointment of the FDIC as a receiver of the GS Group based on a determination that the GS Group is “in default” or “in danger of default”; (iii) (x) an annual pre-tax loss at the GS Group or (y) annual negative revenues in one or more reporting segments as disclosed in the Firm’s Form 10-K other than the Asset Management segment, or annual negative revenues in the Asset Management segment of $5 billion or more, provided in either case that such Class O Limited Partner is employed in a business within such reporting segment; (iv) there occurs a loss of 5% or more of firmwide total capital from a reportable operational risk event determined in accordance with the firmwide Reporting Operational Risk Events Policy; (v) such Class O Limited Partner engages in conduct that the Firm reasonably considers, in its sole discretion, to be misconduct sufficient to justify summary termination of employment under English law; or (vi) an individual with respect to whom the committee appointed by the Board of Directors of the GS Group determines such Class O Limited Partner had supervisory responsibility as a result of direct or indirect reporting lines or such Class O Limited Partner’s management responsibility for an office, division or business, engages during the calendar year in which such Class O Limited Partner’s Class O Interest was issued, in conduct that the Firm reasonably considers, in its sole discretion, to be misconduct sufficient to justify summary termination of employment under English law, (B) such Class O Limited Partner is a German Class O Limited Partner who is a material risk taker designated by the Firm in accordance with applicable law and regulation (including a German Class O Limited Partner that is a management board member) (a “German MRT”) and prior to the seventh anniversary of the issuance of the relevant Class O Interests (which period may be extended by the General Partner in the event of any action, proceeding or investigation in connection with any of the following events is initiated by Goldman Sachs or a third party prior to the end of such seven year period): (i) the applicable German MRT significantly contributed to, or was responsible for, any conduct that resulted in (a) a considerable loss (in particular, but not limited to, an unexpected loss of 0.75% (which may also be reached in sum by several individual losses) or more of the total capital of the GS Group), (b) a material regulatory sanction for the Firm comprising one or more of the following (1) a moratorium pursuant to sec. 46g German Banking Act (“Kreditwesengesetz” / “KWG”), (2) a measure in case of danger pursuant to sec. 46 German Banking Act, (3) the revocation of appointment of a manager pursuant to sec. 36 German Banking Act, (4) a fine pursuant to sec. 56 German Banking Act or a threatened penalty payment, if the fine or penalty payment amounts to 0.75% or more of the total capital of the GS Group, (5) the cancellation of the banking permit pursuant to sec. 35 German Banking Act, (6) an order to increase the capital requirements by at least 0.5% pursuant to sec. 10 German Banking Act, (7) a measure in case of organizational deficiencies pursuant to sec. 45b German Banking Act, or (8) a comparable regulatory order or (c) a material supervisory measure; or (ii) the Applicable German MRT acted in serious violation of relevant external or internal rules with respect to suitability and conduct, provided that relevant regulations relating to the suitability and conduct of the members of the Board of Management include all regulations relating to conduct and professional suitability, compliance with which is necessary for the maintenance of a proper business organization within the meaning of Section 25a (1) sentence 1 German Banking Act, and provided that a violation is always considered serious if it is due to grossly negligent or intentional behavior or if it is suitable to justify a termination of employment for cause pursuant to sec. 626 German Civil Code or a termination of employment for misconduct (“verhaltensbedingte Kündigung”) pursuant to sec. 1 German Termination Protection Act (Kündigungsschutzgesetz), (C) such Class O Limited Partner is a Dutch investor who works under the responsibility of GSAM BV (a “Dutch Class O Limited Partner”), and any of the following events occurs prior to the fifth anniversary of the issuance of the applicable Class O Interest(s): (i) the Dutch Class O Limited Partner has not met appropriate standards of competence and proper conduct; or (ii) the Dutch Class O Limited Partner was responsible for behaviors that have significantly deteriorated the financial position of GSAM BV, or (D) such Class O Limited Partner is a Dutch Class O Limited Partner and any of the following occurs prior to the fifth anniversary of the issuance of the applicable Class O Interest(s): (i) the award of the Class O Interest(s) to the Class O Limited Partner would be unacceptable according to standards of reasonableness and fairness; or (ii) the Class O Interest(s) have been awarded on the basis of incorrect information about the achievement of the goals underlying the award or about the circumstances on which the award was dependent. For the avoidance of doubt, an Affiliated Investor Entity will be considered a Material Risk Taker, German MRT or Dutch Class O Limited Partner, if the Related Employee of such Affiliated Investor Entity is a Material Risk Taker, German MRT or Dutch Class O Limited Partner, as applicable.
(iii)Furthermore, if Goldman Sachs determines that (A) any employee of Goldman Sachs who is a Limited Partner or (B) any Related Employee (i) Fails to Consider Risk at any time prior to the liquidation of the Fund, (ii) at any time engages in any conduct that constitutes Cause, or (iii) at any time fails to certify to Goldman Sachs, in accordance with procedures established by the General Partner, that such Limited Partner or such Related Employee is in compliance with, or the General Partner determines that such Limited Partner or Related Employee in fact has failed to comply with all the terms and conditions of this Agreement and his, her or its subscription agreement, then the General Partner will have the right, but not the obligation, to [ ] cause the forfeiture for no consideration of any Class O Interests of such Limited Partner [ ]; in each case, whether such Limited Partner’s Interests have vested or not. [ ]
(e)Notwithstanding any other provision of this Section 8.7, at any time Goldman Sachs may, in its sole discretion, determine to suspend a Limited Partner’s vesting period (for instance, if such Limited Partner is placed on administrative leave), and any such suspension of a Limited Partner’s vesting period (the “Suspension Period”) shall automatically extend the time period required to vest by the number of days the Suspension Period continues. Any termination of the Suspension Period shall be at the sole discretion of Goldman Sachs. In addition to the other remedies set forth above, at any time on or after December 31, [ ] (or, with respect to Class O Interests at any time on or after December 31, [ ], December 31, [ ], and/or December 31, [ ], as applicable), the General Partner will have the right, but not the obligation, to cause the redemption, purchase or transfer of a Limited Partner’s vested interest at a price equal to the then-current fair market value of such Limited Partner’s vested Interest, as determined by the General Partner in its sole discretion, payable in cash, in kind and / or by delivery of a note (or any combination of the foregoing) as described in Section 8.7(i).
(f)Upon any forfeiture of Class O Interests, a Class O Limited Partner may be required, in Goldman Sachs’ sole discretion, to return any Carried Interest previously distributed to such Class O Limited Partner (even though such Class O Limited Partner may have been taxed on income allocated in respect of such Carried Interest and/or paid expenses incurred in connection with the formation and implementation of any such Carried Interest arrangement). Amounts required to be returned in connection with a forfeiture will not include amounts corresponding to tax distributions, tax advances or similar amounts from Carried Interest Paying Funds. Subject to applicable law, forfeited Carried Interest shall be reallocated to Goldman Sachs (and therefore may be reallocated at a later date) and/or to new or existing Limited Partners. Any forfeited Carried Interest that is reallocated to new and/or existing Limited Partners may be subject to a different vesting schedule (including a shorter or longer vesting schedule). Upon the forfeiture of all or a portion of a Limited Partner’s Class O Interest, such Limited Partner may be required, in the Investment Manager’s sole discretion, to return any Carried Interest Tax Distribution Amount previously distributed in respect of such forfeited Class O Interest. A conversion, purchase or Transfer of Interests or forfeiture of Class O Interests as described above may have adverse tax consequences.
(g)[ ]
(h)[ ]
(i)The purchase price for any Interest acquired pursuant to Section 8.7(a), (b), (d), (e) or (l) shall be an amount equal to the lesser of (i) such Limited Partner’s capital contributions plus interest at the Interest Rate (net of any distributions) (the “Net Contributed Capital”), and (ii) an amount equal to the then Fair Value of such Limited Partner’s Interest (such lesser amount, the “Minimum Purchase Price”), payable in cash, in kind or by delivery of a note (or any combination of the foregoing). [ ] For purposes hereof, the “Fair Value” of an Interest in the Fund shall be determined by the General Partner in its discretion at the time any such redemption, purchase, Transfer or withdrawal takes place (as determined without regard to the tax consequences of the receipt of income or gain therefrom) as an amount equal to the fair market value of such Interest at such point in time[ ]. A Transfer of an Interest as described herein may be made to Goldman Sachs, its affiliates, one or more Limited Partners or Eligible Investors, to the extent permitted by law, as determined by the General Partner in its sole discretion. For the avoidance of doubt, such purchase price will take into account any distributions previously made, and, in the case of Interests that are subject to retroactive conversion, any future distributions in respect of these Interests may be adjusted by taking account of the distributions made before the date of conversion. The purchase price may reflect an illiquidity discount. The Limited Partners hereby acknowledge that (x) if an Interest is sold to a third party buyer, the purchase price will reflect only what such third party buyer would be willing to pay for the Interests, (y) in each case, the price of such Interests may represent a substantial discount to such Limited Partner’s Net Contributed Capital or Capital Account value, and (z) any redemption, purchase or Transfer of Interests may be payable in cash, in kind or by delivery of a note (or combination of any of the foregoing).
(j)The “Interest Rate” will be six-month SOFR plus 115 basis points, subject to change from time to time, and at any time, in the discretion of the General Partner (including, for the avoidance of doubt, that the General Partner may at any time decide in its sole discretion to use a different benchmark).
(k)Payment of the purchase price shall be made on May 30 of the year immediately following the year during which Goldman Sachs or the Fund exercises its election to purchase or cause the Transfer of any Limited Partner’s Interest pursuant to this Agreement, or any other date as the General Partner may determine from time to time (any such date, a “Purchase Date”). For this purpose, a payment will be deemed to have been paid (i) if payment is made by check, when it has been deposited by Goldman Sachs in the U.S. mail or delivered to a reputable courier service or (ii) if payment is made by deposit into a brokerage account, when the payment is deposited into the Limited Partner’s or Related Employee’s (as the case may be) brokerage account. Goldman Sachs will have no obligation to provide any notice of purchase other than the notice accompanying payment. The effective date of the purchase and the date of payment may be different days. Notwithstanding anything to the contrary in this Agreement, any Transfer upon a purchase pursuant to this Section 8.7 shall, for all purposes of this Agreement, be effective as of the close of business on the date determined by the General Partner. If the effective date of the Transfer is any date other than the date on which the price was calculated, then for purposes of determining the purchase price, the Limited Partner’s Capital Account balance shall be appropriately adjusted to reflect any contributions and distributions made in respect of such Limited Partner’s Interest after the date on which the price was calculated.
(l)In addition to the other rights that Goldman Sachs has under this Section 8.7, if Goldman Sachs determines that a Limited Partner or a Related Employee may have breached any of his, her or its representations, warranties or covenants made in the subscription agreement or otherwise made in connection with the acquisition of an Interest, then the General Partner shall have the right to cause the redemption, purchase, Transfer or forfeiture, or require the withdrawal, of the Limited Partner’s Interest on the Purchase Date, using the purchase price calculation set forth in Section 8.7(h), payable in cash, in kind or by delivery of a note (or any combination of the foregoing), or, in the case of forfeiture, for no consideration. Additionally, the General Partner, in its sole discretion and without the consent of any Limited Partner, may take any action, including (i) causing the redemption, purchase or Transfer of any Limited Partner’s Interests in the Fund to Goldman Sachs, its affiliates or one or more other Limited Partners or Eligible Investors, to the extent permitted by law, (ii) causing the forfeiture of any Limited Partner’s unvested Class O Interest or (iii) requiring the withdrawal of any Limited Partner, at a price equal to the then Fair Value of such Limited Partner’s Interest for payment in cash, in kind, by delivery of a note (or any combination of the foregoing), or, in the case of forfeiture, for no consideration and/or in exchange for a participation interest (or any combination of the foregoing) and on such other terms and conditions as the General Partner may determine, in each case, without regard to any applicable tax consequences (including consequences of Transfer) and (x) as the General Partner or Goldman Sachs in its discretion determines is necessary or advisable for Goldman Sachs or any of its affiliates to comply with applicable laws, rules or regulations (including the BHCA or the Dodd-Frank Act, including the Volcker Rule) affecting the Fund, the Limited Partners, Goldman Sachs or any of its affiliates or (y) if the General Partner determines that the continued participation of the Limited Partner in the Fund may cause the Fund, the General Partner or any of their respective affiliates to be (or remain) in violation of the terms and conditions of the Application or any order approving the Application, or any U.S. federal or state law, rule or regulation, including SOX or the Dodd-Frank Act, including the Volcker Rule, or have an adverse effect on the business or operations of Goldman Sachs, or otherwise raise tax, legal (including contractual restrictions) or regulatory issues. [ ] By exercising any of its rights, or taking any of the actions described above, the General Partner may cause distributions in kind of non-marketable securities, forced sales of Interests by some or all Limited Partners (for notes or other consideration), or resignation of Goldman Sachs as the Investment Manager and/or the General Partner. Furthermore, the General Partner may exercise any such rights or authorized actions in its sole discretion and with respect to certain or all Limited Partners in a manner that may disproportionately affect some Limited Partners relative to other Limited Partners (even similarly situated Limited Partners) and the General Partner will have no duty (implied or otherwise) to mitigate the effect on any Limited Partners or to treat any similarly situated Limited Partners similarly.
(m)The General Partner may waive, on a case-by-case basis, its rights under this Section 8.7 to cause the Transfer or forfeiture of, convert and/or purchase Interests, [ ] and/or the retroactivity of any conversion or forfeiture. In addition to any other rights described herein, the General Partner shall have the right to cause the redemption, purchase, Transfer or forfeiture of any Interests in any manner that does not adversely affect a Limited Partner.
(n)Nothing in this Agreement shall be construed as giving any Limited Partner or any Related Employee any right to continued employment with Goldman Sachs or as affecting any right that Goldman Sachs may have to terminate or alter the terms and conditions of any such Limited Partner’s or Related Employee’s employment.
(o)[ ]
(p)All references to the termination of employment with or departure from Goldman Sachs are deemed to occur immediately following any “garden leave” or similar notice period.
(q)“Association with a Covered Enterprise” means that a Limited Partner or Related Employee (i) forms, or acquires a 5% or greater equity ownership, voting or profit participation interest in, any Covered Enterprise or (ii) associates in any capacity (including association as an officer, employee, partner, director, consultant, agent or advisor) with any Covered Enterprise. “Association with a Covered Enterprise” may include, as determined in the discretion of Goldman Sachs, (i) becoming the subject of any publicly available announcement or report of a pending or future association with a Covered Enterprise and (ii) unpaid associations, including an association in contemplation of future employment.
(r)“Cause” means the Limited Partner’s (i) conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) engaging in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the U.S. Securities Exchange Act of 1934, as amended); (iii) willful failure to perform the Limited Partner’s duties to the Firm; (iv) violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Firm is a member; (v) violation of any Firm policy concerning hedging or pledging or confidential or proprietary information, or material violation of any other Firm policy as in effect from time to time; (vi) engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Firm, including any of its portfolio companies; or (vii) engaging in any conduct detrimental to the Firm, including any of its portfolio companies. All determinations of whether any act or omission constitutes “Cause” in any particular case will be made by Goldman Sachs and will be final and binding on all parties.
(s)“Client” means any client or prospective client of the Firm to whom the applicable Limited Partner or Related Employee provided services, or for whom the applicable Limited Partner or Related Employee transacted business, or whose identity became known to the applicable Limited Partner or Related Employee in connection with such Limited Partner’s or Related Employee’s relationship with or employment by the Firm.

(t)“Commencement of the Fund’s Operations” shall mean the first date on which subscriptions of Limited Partners (other than the Initial Limited Partner) for investment in the Fund are accepted by the General Partner.
(u)“Competitive Enterprise” means an existing or planned business enterprise that (i) engages, or may reasonably be expected to engage, in any activity, (ii) owns or controls, or may reasonably be expected to own or control, a significant interest in any entity that engages in any activity or (iii) is, or may reasonably be expected to be, owned by, or a significant interest in which is, or may reasonably be expected to be, owned or controlled by, any entity that engages in any activity, that, in any case, competes or will compete anywhere with any activity in which the Firm is engaged. The activities covered by this definition include:  financial services such as investment banking; public or private finance; lending; financial advisory services; private investing for anyone other than the applicable Limited Partner or Related Employee and members of the applicable Limited Partner’s or Related Employee’s family (including, for the avoidance of doubt, any proprietary investing or trading); private wealth management; private banking; consumer or commercial cash management; consumer, digital or commercial banking; merchant banking; asset, portfolio or hedge fund management; insurance or reinsurance underwriting or brokerage; property management; or securities, futures, commodities, energy, derivatives, currency or digital asset brokerage, sales, lending, custody, clearance, settlement or trading.
(v)“Covered Enterprise” means a Competitive Enterprise and any other existing or planned business enterprise that:  (i) offers, holds itself out as offering or reasonably may be expected to offer products or services that are the same as or similar to those offered by the Firm or that the Firm reasonably expects to offer (“Firm Products or Services”) or (ii) engages in, holds itself out as engaging in or reasonably may be expected to engage in any other activity that is the same as or similar to any financial activity engaged in by the Firm or in which the Firm reasonably expects to engage (“Firm Activities”). For the avoidance of doubt, Firm Activities include any activity that requires the same or similar skills as any financial activity engaged in by the Firm or in which the Firm reasonably expects to engage, irrespective of whether any such financial activity is in furtherance of an advisory, agency, proprietary or fiduciary undertaking.
The enterprises covered by this definition include enterprises that offer, hold themselves out as offering or reasonably may be expected to offer Firm Products or Services, or engage in, hold themselves out as engaging in or reasonably may be expected to engage in Firm Activities directly, as well as those that do so indirectly by ownership or control (e.g., by owning, being owned by or being under common ownership with an enterprise that offers, holds itself out as offering or reasonably may be expected to offer Firm Products or Services or that engages in, holds itself out as engaging in or reasonably may be expected to engage in Firm Activities). The definition of Covered Enterprise includes, solely by way of example, any enterprise that offers, holds itself out as offering or reasonably may be expected to offer any product or service, or engages in, holds itself out as engaging in or reasonably may be expected to engage in any activity, in any case, associated with investment banking; public or private finance; lending; financial advisory services; private investing for anyone other than the applicable Limited Partner or Related Employee or family members of the applicable Limited Partner or Related Employee (including, for the avoidance of doubt, any type of proprietary investing or trading); private wealth management; private banking; consumer or commercial cash management; consumer, digital or commercial banking; merchant banking; asset, portfolio or hedge fund management; insurance or reinsurance underwriting or brokerage; property management; or securities, futures, commodities, energy, derivatives, currency or digital asset brokerage, sales, lending, custody, clearance, settlement or trading. An enterprise that offers, holds itself out as offering or reasonably may be expected to offer Firm Products or Services, or engages in, holds itself out as engaging in or reasonably may be expected to engage in Firm Activities is a Covered Enterprise, irrespective of whether the enterprise is a customer, client or counterparty of the Firm or is otherwise associated with the Firm and, because the Firm is a global enterprise, irrespective of where the Covered Enterprise is physically located.

(w)“Engages in Solicitation” means (i) a Limited Partner, in any manner, directly or indirectly, (A) Solicits any Client to transact business with a Covered Enterprise or to reduce or refrain from doing any business with the Firm, (B) interferes with or damages (or attempt to interfere with or damage) any relationship between the Firm and any Client, (C) Solicits any person who is an employee of the Firm to resign from the Firm, (D) Solicits any Selected Firm Personnel to apply for or accept employment (or other association) with any person or entity other than the Firm, or (E) hires or participates in the hiring of any Selected Firm Personnel by any person or entity other than the Firm (including participating in the identification of individuals for potential hire, and participating in any hiring decision), whether as an employee or consultant or otherwise, or (ii) Selected Firm Personnel are solicited, hired or accepted into partnership, membership or similar status by (A) any entity that a Limited Partner forms, that bears a Limited Partner’s name, or in which a Limited Partner possesses or controls greater than a de minimis equity ownership, voting or profit participation, or (B) any entity where a Limited Partner has, or will have, direct or indirect managerial responsibility for such Selected Firm Personnel. Alternative formulations of this term (e.g., “Engaging in Solicitation”) will have their correlative meanings.
(x)“Fails to Consider Risk” means that the Limited Partner participated (or otherwise oversaw or was responsible for, depending on the circumstances, another individual’s participation) in the structuring or marketing of any product or service, or participated on behalf of the Firm or any of its clients in the purchase or sale of any security or other property, in any case without appropriate consideration of the risk to the Firm or the broader financial system as a whole (for example, where the Limited Partner has improperly analyzed such risk or where the Limited Partner has failed sufficiently to raise concerns about such risk) and, as a result of such action or omission, Goldman Sachs determines there has been, or reasonably could be expected to be, a material adverse impact on the Firm, the Limited Partner’s business unit or the broader financial system.
(y)“Firm” means The Goldman Sachs Group, Inc. and its subsidiaries and affiliates.
(z)“Selected Firm Personnel” means any individual who is or in the three months preceding the prohibited conduct was (i) a Firm employee or consultant with whom the Limited Partner personally worked while employed by the Firm, (ii) a Firm employee or consultant who, at any time during the year preceding the date of the termination of the Limited Partner’s employment, worked in the same division in which the Limited Partner worked or (iii) an Advisory Director, a Managing Director or a Senior Advisor of the Firm.
(aa)“Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, suggesting, encouraging or requesting any Person or entity, in any manner, to take or refrain from taking any action.
8.8.General Partner Purchase. If the General Partner or Goldman Sachs purchases any Interest pursuant to Sections 6.1(c), 8.6, 8.7 or 8.9 for its own account and not for the account of the Fund, the General Partner or Goldman Sachs, as the case may be, shall be entitled to the rights of a Transferee of such Interest and shall be entitled to vote (except as provided herein) such Interest as if it were a substituted Limited Partner or to be admitted as a substituted Limited Partner. Subject to this Article VIII, the General Partner or Goldman Sachs may Transfer any Interest acquired by it under the provisions of such Sections on such terms as are acceptable to it, and if the transferee of such Interest is not a Limited Partner of the Fund, such transferee will be entitled to be admitted to the Fund as a substituted Limited Partner with respect to such Interest. The effective date of any such Transfer shall be the last day of the semi-annual period during which payment is made by the transferee of such Interest or such other day as the General Partner, the transferor and the transferee may agree.
8.9.Withdrawal of Limited Partners. No Limited Partner may withdraw from the Fund or withdraw or require redemption of some or all of its Capital Account without the written consent of the General Partner, which consent may be granted or withheld by the General Partner in its sole discretion. In addition, the General Partner may require the partial or total withdrawal of a Limited Partner from the Fund (a “Required Withdrawal”) upon at least five (5) days’ prior written notice if the General Partner determines, that the continued participation of such Limited Partner may adversely affect any of the Funds (including for any tax or regulatory purposes), any Limited Partner, the General Partner (or other parties with authority to act) or any of their respective affiliates, or otherwise give rise to any business, tax, legal or regulatory issues. Without limiting the generality of the foregoing, the General Partner may require the partial or total withdrawal of any Limited Partner from the Fund if:

(a)the General Partner determines that the continued participation of that Limited Partner with respect to all or a portion of its Interest may:
(i)require registration of the interests of any of the Funds (under the Securities Act, or any other securities laws applicable to any of the Funds);
(ii)cause any of the Funds to fail to qualify for an exemption from registration under the Investment Company Act (including causing one or more of the Funds to violate the terms and conditions set forth in the Application or any order approving the Application), or any other law or regulation requiring the regulation of collective investment schemes that the General Partner believes to be otherwise than in the best interests of any of the Funds;
(iii)result in any direct or indirect material adverse tax consequences to any of the Funds (or any of the Underlying Funds) (or any of the Funds’ (or any of the Underlying Funds’) investors generally), including any of the Funds’ (or any of the Underlying Funds’) failing to comply with FATCA or being subject to withholding tax under FATCA;
(iv)result in any violation of applicable laws or regulations, including the BHCA, SOX or the Dodd-Frank Act (including the Volcker Rule); or
(v)otherwise cause the Fund or any of its affiliates, including Goldman Sachs, to be in violation of any applicable law, rule or regulation or have an adverse business, legal or regulatory consequence to the Fund or any of its affiliates, including Goldman Sachs;
(b)such Limited Partner (i) engages in illegal conduct or gross misconduct which the General Partner determines could result in reputational harm to the Fund, Goldman Sachs or its affiliates or (ii) illegally or fraudulently obtained the funds which such Limited Partner utilized to make its contributions;
(c)there is any breach of such Limited Partner’s representations, warranties or covenants in the subscription agreement, this Agreement or related documents executed by such Limited Partner; or
(d)such Limited Partner is convicted of, or pleads nolo contendere to, a felony or serious misdemeanor.
If a Limited Partner is subject to a Required Withdrawal described in (i) Section 8.9(a) above, the General Partner will have the right, but not the obligation, to cause (1) the partial or total redemption, purchase or Transfer of any [ ] vested Class O Interests of such Limited Partner (including to Goldman Sachs, its affiliates, one or more other employees or other purchasers) on the next Purchase Date, at a price equal to the then Fair Value of such Limited Partner’s Interest, payable in cash, in kind or by delivery of a note (or any combination of the foregoing) and/or (2) the forfeiture, for no consideration, of [ ] unvested Class O Interests of such Limited Partner, or, (ii) Section 8.9(b), 8.9(c) or 8.9(d) above, the General Partner will have the right, but not the obligation, to cause [ ] the forfeiture, for no consideration, of [ ] any Class O Interests of such Limited Partner (whether or not vested). [ ]
Upon any Required Withdrawal of a Limited Partner described above, Goldman Sachs, the Fund and their respective affiliates may be restricted under certain circumstances from purchasing all or a portion of such Limited Partner’s Interest due to legal and other regulatory restrictions applicable to Goldman Sachs and its affiliates. A Transfer of an Interest upon withdrawal as described above may be made, in whole or in part, to Goldman Sachs, its affiliates, one or more Limited Partners or Eligible Investors, to the extent permitted by law.

Each Limited Partner acknowledges and agrees that, because the investment will be illiquid and is subject to legal and contractual transfer restrictions and because the Fund’s ability to permit transfers of interests in the Fund is limited, actual payment in respect of a Limited Partner’s Interest in the Fund may take a substantial amount of time (potentially years) from the date a Limited Partner’s Interest in the Fund is terminated.
8.10.Withdrawal or Substitution of the General Partner. Subject to the requirements of the Fund and under the Delaware Act, the General Partner may, at any time, in its sole discretion, (a) assign all or a portion of its interest to any affiliate of Goldman Sachs or any other Person, as deemed necessary or advisable by the General Partner or Goldman Sachs in order to comply with applicable laws, rules, regulations or other legal requirements (including the Dodd-Frank Act (including the Volcker Rule)), (b) in the General Partner’s discretion, admit an affiliate or such other Person or Persons as an additional or substitute General Partner, or (c) resign or withdraw from the Fund.
Article IX

Winding-up, Dissolution and Liquidation of the Fund
9.1.Events Causing Winding-up and Dissolution.
(a)The Fund shall be wound-up and dissolved upon the happening of any of the following events:
(i)the retirement, bankruptcy, commencement of liquidation proceedings, resignation or withdrawal, insolvency or dissolution of the General Partner shall cause the immediate dissolution of the Fund, unless (1) the General Partner has admitted an additional or substitute General Partner pursuant to Section 8.10 or (2) a majority in interest of the Limited Partners, within ninety (90) days of such date of dissolution, elect one or more new general partners, in which case, the business of the Fund shall be continued; provided that if the Limited Partners elect to continue the Fund’s business, an appropriate amendment to the Fund’s Certificate of Limited Partnership shall be filed immediately after such election is made, but if no such election is made by a majority in interest of the Limited Partners then liquidation shall proceed in accordance with the terms of Section 9.2;
(ii)the insolvency or bankruptcy of the Fund;
(iii)the General Partner’s election at any time to wind-up and dissolve the Fund, including in the event that the general partners of the Underlying Funds, liquidate and dissolve the Underlying Funds prior to the end of the commitment period of the Underlying Funds in accordance with the governing documents of the Underlying Funds; or
(iv)at any time that there are no Limited Partners of the Fund, unless the Fund is continued in accordance with the Delaware Act, or upon entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act.
(b)Subject to Section 9.1(a)(iii), winding-up and dissolution of the Fund shall commence on the date on which the event occurs giving rise to the winding-up and dissolution, but the Fund shall not terminate until the Fund’s Certificate of Limited Partnership has been canceled and the assets of the Fund have been distributed as provided in Section 9.2.
(c)None of the death, incapacity, bankruptcy, insolvency, termination or dissolution of any Limited Partner (or Related Employee), the retirement from Goldman Sachs of any Limited Partner (or Related Employee), or the termination of any Limited Partner’s (or Related Employee’s) employment or consulting arrangement with Goldman Sachs, as applicable, shall result in the winding-up and dissolution of the Fund.
(d)The General Partner may elect to terminate a Series at any time upon the disposition by that Series of all or substantially all of the assets relating to that Series. The Fund shall not dissolve solely upon the termination of a Series under this Agreement; however, upon the dissolution of the Fund, each Series shall terminate without any further action by the General Partner or any other Person.
9.2.Liquidation. The winding-up and dissolution of the Fund’s business shall be liquidated in an orderly manner. The General Partner, or its designee, shall be the liquidator to wind up the affairs of the Fund pursuant to this Agreement, except that if there shall be no General Partner or, in the event that the General Partner has resigned without replacement, withdrawn without replacement, dissolved or is bankrupt, a majority-in-interest of the Limited Partners (including any Institutional Limited Partners) shall elect a Person to perform the functions of the General Partner in liquidating the assets of the Fund and in winding up its affairs. At the termination of the Fund, without limiting the provisions of Section 1.7, the General Partner (or other liquidator appointed by the Limited Partners pursuant to this Section 9.2) shall determine which assets of the Fund shall be sold and which assets of the Fund shall be retained for distribution in kind to the Partners. After all fees, expenses, liabilities and other obligations of the Fund have been paid or duly provided for, the remaining assets and cash (if any) of the Fund shall be distributed to the Limited Partners in accordance with the positive balance in their Capital Accounts determined as of the date of distribution in accordance with Articles VI and VII. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Fund in any reasonable manner that the liquidator shall determine to be in the best interest of the Partners. During the liquidation of the Fund, the liquidator shall furnish to the Partners the financial statements and other information specified in Article X. The expenses incurred by the liquidator in connection with winding up the Fund, all other losses or liabilities of the Fund incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the liquidator shall be borne by the Fund. The liquidator shall dispose of or distribute all Fund assets (other than those being held to make reasonable provision for the payment of liabilities of the Fund) within a reasonable period of time, taking into account the nature of the Fund’s remaining assets, the need to comply with any contractual restrictions, including the terms of indebtedness to which the Fund or any financing vehicle is subject, the degree of participation of the liquidator in the management of entities whose securities are owned by the Fund, the financial and other effects of a distribution to the Partners of assets in kind and the objective of maximizing the value of the Fund’s assets. The liquidator shall not be liable to any Partner for any loss attributable to any act or omission of the liquidator taken in good faith on its part in connection with the liquidation of the Fund and the distribution of its assets. Notwithstanding the foregoing, the General Partner has the right to liquidate the Fund, in the manner described in this Section 9.2, at any time or as otherwise provided by operation of law.
9.3.Potential Early Liquidation of Investments. In order to provide for an orderly and timely liquidation of the Fund, any investments of the Fund may be, subject to applicable law, purchased by Goldman Sachs, its affiliates, one or more other employees or other purchasers, at any time on or after the tenth (10th) anniversary of the final closing of the Carried Interest Paying Funds. Any such purchase would be made using a purchase price equal to the then net asset value of such interests or other investments (as determined by Goldman Sachs in its sole discretion), payable in cash, in kind and/or by delivery of a note (or any combination of the foregoing). Any proposed transactions pursuant to this Section 9.3 will be effected only in accordance with the terms and conditions of the Application or any order approving the Application. The Application permits such transactions upon a determination by the General Partner that the terms of the transactions are fair and reasonable to the investors in the Fund and do not involve overreaching of the Fund or its investors on the part of any person concerned, and that the transactions are consistent with the interests of the investors in the Fund. In making this determination, the General Partner may consider (1) the terms upon which Goldman Sachs or any Third Party Fund are participating in the transaction, (2) the consideration being paid or received by the Fund, (3) the methodology for allocating the investment / disposition opportunity among the Fund and the other participants in the transaction and (4) other factors that it deems relevant. Each Limited Partner acknowledges that by entering into this Agreement, such Limited Partner consents to all such transactions in which Goldman Sachs or an affiliate acts as a principal on the other side of a transaction with the Fund, provided that such transactions meet the requirements set forth in the Application or any order approving the Application.
Article X

Books and Records; Accounting;
Valuation; Tax Matters and Elections
10.1.Books and Records. The General Partner shall provide the Limited Partners with such access to the books and records of the Fund and the General Partner as they are entitled under the Delaware Act, provided, however, that the General Partner may in its discretion, to the fullest extent permitted by law, withhold from such Limited Partners certain information to which they are otherwise entitled to receive. Such information may be used for Fund purposes only. The Fund shall maintain books and records as required by the Delaware Act and may maintain such other books and records and may provide such financial or other statements as the General Partner deems advisable.

10.2.Accounting Basis. The books and records, and the financial statements and reports, of the Fund shall be kept in accordance with GAAP.
10.3.Bank Accounts. The General Partner shall maintain the Fund’s bank account, and withdrawals shall be made only in the ordinary course of the Fund business on such signature or signatures as the General Partner may determine. Temporary investments are deemed activities in the ordinary course of Fund business.
10.4.Reports.
(a)After the close of the Fund’s taxable year, the General Partner will send or cause to be sent to each Person who was a Limited Partner at any time during the taxable year then ended tax information concerning the Fund for use in the preparation by the Limited Partner of the Limited Partner’s U.S. federal and state income tax returns. The foregoing tax information may be prepared by internal staff of Goldman Sachs or by a nationally recognized accounting firm. Whether internal staff of Goldman Sachs or an accounting firm prepares the tax information, the costs of preparation and delivery will be borne by the Fund. The Fund does not expect that it will provide a Schedule K-1 to the Limited Partners in advance of April 15th; therefore, each Limited Partner should be prepared to file for an extension of the filing date for his, her or its U.S. federal income tax returns (and any required U.S. state, local, or non-U.S., tax returns). Each Limited Partner will be responsible for the preparation and filing of such Limited Partner’s own income tax returns.
(b)The General Partner will send to each Person who was a Limited Partner at the end of the fiscal year then ended financial statements of the Fund audited by the accountants, including the portfolio valuation as of that date. The Fund will use commercially reasonable efforts to send such annual audited financial statements within 180 calendar days after the end of the Fund’s fiscal year, or as soon thereafter as practicable. As soon as practicable after the end of the Fund’s fiscal year (commencing with the first fiscal year during which the Fund makes an investment), the General Partner will also send to each Person who was a Limited Partner at the end of such fiscal year a report of the investment activities of the Fund during that year. Each Limited Partner acknowledges that the General Partner’s ability to provide Limited Partners with financial reports on the Fund depends, in part, on the information the General Partner and the Investment Manager receive (directly or indirectly) from the Underlying Funds, when the General Partner or the Investment Manager receives such information and whether the Underlying Funds agree to permit the Fund to provide such information to Limited Partners.
(c)Notwithstanding clause (b) and anything else herein to the contrary, if a Limited Partner leaves Goldman Sachs (or, in the case of an Affiliated Investor Entity, the related Eligible Investor leaves Goldman Sachs), then the General Partner may, in its sole discretion, withhold from that Limited Partner some of the information Limited Partners are otherwise entitled to receive, to the fullest extent permitted by applicable law.
10.5.Tax Matters and Elections.
(a)The General Partner, or such eligible person as the General Partner may designate, shall be designated as the “partnership representative” of the Fund within the meaning of Section 6223 of the Code and under any similar provision of state, local or non-U.S. tax law. The Fund shall be entitled to appoint a “designated individual” to the extent required or allowed by Treasury Regulations or other official guidance promulgated under or with respect to Subchapter C of Chapter 63 of the Code and under any similar provision of state, local or non-U.S. tax law (such partnership representative or designated individual, as applicable, the “Partnership Representative”). The Partnership Representative is specifically directed and authorized to take whatever steps the Partnership Representative deems necessary or desirable to perfect any such designation, including filing any forms or documents with the Internal Revenue Service (the “IRS”) and taking such other action as may from time to time be required under Treasury Regulations. Each Limited Partner does hereby agree that, to the extent permitted by law, (i) the Partnership Representative will have the right to control all administrative and judicial proceedings in respect of tax matters of the Fund, and (ii) the Limited Partners will be bound by the outcome of final administrative adjustments resulting from an audit, as well as by the outcome of judicial review of adjustments. Each Limited Partner further agrees, to the extent permitted by law, to file all tax returns that the Limited Partner is required to file in a manner consistent with the Fund’s tax returns and to waive his, her or its rights to participate in any administrative or judicial proceedings with respect to the determination or allocation of the Fund’s taxable income.

Each Limited Partner does hereby agree that any action taken by the General Partner in connection with audits of the Fund under applicable tax law will be binding upon such Limited Partner.
(b)The General Partner or the Partnership Representative may, in its discretion, cause the Fund to make or refrain from making all elections required or permitted to be made by the Fund under applicable tax law, including but not limited to an election to treat the Fund as an Electing Investment Partnership as defined in Section 743(e)(5) of the Code and an election under Section 754 of the Code. The General Partner does not expect that the Fund will make an election under Section 754 of the Code. If the General Partner makes an election under Section 754 of the Code and it is required to adjust the tax basis of the Fund’s assets as a result thereof, or is otherwise required to adjust the tax basis of the Fund’s assets under Section 734 or 743 of the Code, the General Partner shall endeavor to make such adjustments in good faith.
(c)The General Partner is hereby authorized and empowered to prepare or have prepared, to execute or have executed and to file, on behalf of and in the name of the Fund, any returns, applications, agreements, elections and other instruments or documents, under applicable tax law, which it deems desirable or advisable.
(d)If the Fund receives a notice of final partnership adjustment from the IRS, the Partnership Representative may, as determined in its good faith discretion and with respect to any applicable year, cause the Fund to (x) elect the application of Section 6226 of the Code with respect to any imputed underpayment arising from such adjustment, and (y) furnish to each Limited Partner (or former Limited Partner, as applicable) a statement of such Limited Partner’s (or former Limited Partner’s) share of any adjustment to income, gain, loss, deduction or credit (as determined in the notice of final partnership adjustment).
(e)Each Limited Partner further agrees that such Limited Partner will, upon request by the General Partner or the Partnership Representative, execute any forms or documents (including a power of attorney or settlement or closing agreement), provide any information and take any further action requested by the General Partner or the Partnership Representative, and that the General Partner or the Partnership Representative may execute any forms or documents or obtain any information on such Limited Partner’s behalf that relate to such Limited Partner’s investment in the Fund, in connection with any tax matter (including in connection with a tax audit or proceeding) affecting the Fund, including as reasonably necessary to effectuate any of the foregoing provisions of this Section 10.5, including with respect to any forms, documents or information reasonably necessary for the Fund to comply with FATCA or avoid being subject to withholding tax under FATCA.
(f)If a Limited Partner fails to comply with its obligations under this Section 10.5 or as required under the withholding rules related to transfers of Interests by non-U.S. persons and such failure results in any taxes, penalties, interest and/or any related costs or expenses (a “Tax Cost”), the General Partner shall, to the extent commercially practicable, cause such Limited Partner to bear the economic burden of such Tax Cost by specially allocating the Tax Cost to such Limited Partner and/or withholding the Tax Cost from proceeds otherwise distributable to such Limited Partner. In the event that the General Partner does not withhold such amounts, the General Partner may require the Limited Partner to reimburse the Fund or the General Partner, as applicable, for any such Tax Costs. In addition, the General Partner shall have full authority to take any steps that the General Partner reasonably determines are necessary or appropriate to mitigate the consequences to the Fund, any entity in which the Fund holds an equity or debt interest and/or any other Limited Partner of such Limited Partner’s failure to comply with its obligations under this Section 10.5. Moreover, any Limited Partner that fails to comply with this Section 10.5 shall, to the fullest extent permitted by law, exculpate the General Partner, the Fund and its affiliates, including any member of the Fund’s “expanded affiliated group” within the meaning of Section 1471(e)(2) of the Code, for any liabilities related to such failure and indemnify the General Partner, the Fund, and any such affiliates.
(g)Each Limited Partner acknowledges and agrees that:
(i)the Fund is required to comply with the provisions of FATCA;

(ii)it will provide, in a timely manner, such information regarding the Limited Partner and its beneficial owners and such forms or documentation as may be requested from time to time by the Fund (whether by its General Partner or other agents to enable the Fund to comply with the requirements and obligations imposed on it pursuant to FATCA);
(iii)any such forms or documentation requested by the Fund or its agents pursuant to paragraph (ii), or any financial or account information with respect to the Limited Partner’s investment in the Fund, may be disclosed to the applicable tax authorities and to any withholding agent where the provision of that information is required by such agent to avoid the application of any withholding tax on any payments to the Fund;
(iv)it waives, and/or shall cooperate with the Fund to obtain a waiver of, the provisions of any law which;
(A)prohibit the disclosure by the Fund, or by any of its agents, of the information or documentation requested from the Limited Partner pursuant to paragraph (ii); or
(B)prohibit the reporting of financial or account information by the Fund or its agents required pursuant to FATCA; or
(C)otherwise prevent compliance by the Fund with its obligations under FATCA;
(v)if it provides information and documentation that is in anyway misleading, or it fails to provide the Fund or its agents with the requested information and documentation necessary in either case to satisfy the Fund’s obligations under FATCA, the General Partner reserves the right (whether or not such action or inaction leads to compliance failures by the Fund, or a risk of the Fund or its investors being subject to withholding tax or other costs, debts, expenses, obligations or liabilities (whether external, or internal, to the Fund) (together, “costs”) under FATCA), in its sole discretion, to take any action and/or pursue all remedies at its disposal including:
(A)to establish separate sub-accounts within a Limited Partner’s capital account for the purpose of calculating FATCA-related costs; and/or
(B)to allocate any or all FATCA-related costs among capital accounts (or sub-accounts within a Limited Partner’s capital account) on a basis determined solely by the General Partner; and/or
(C)to compulsory withdraw such Limited Partner from the Fund; and/or
(D)to hold back or deduct from any withdrawal proceeds or from any other payments or distributions due to such Limited Partner any costs caused (directly or indirectly) by the Limited Partner’s action or inaction;
(vi)it shall have no claim against the Fund, the General Partner or any of its or their agents, for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Fund in order to comply with FATCA; and

(vii)it hereby indemnifies the Fund, the General Partner, the Partnership Representative and each of their respective principals, members, partners, managers, officers, directors, stockholders, employees and agents and holds them harmless from and against any FATCA-related liability, action, proceeding, claim, demand, costs, damages, expenses (including legal expenses), penalties or taxes whatsoever which such parties may incur as a result of any action or inaction (directly or indirectly) of such Limited Partner (or any related person) described in the preceding paragraphs. This indemnification shall survive such Limited Partner’s ceasing to be a Limited Partner of the Fund and/or the termination, dissolution, liquidation and winding up of the Fund.
(h)By executing this Agreement, each Limited Partner authorizes and directs the Fund to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in IRS Notice 2005-43 (the “Notice”) apply to any interest in the Fund transferred to a service provider by the Fund on or after the effective date of such Revenue Procedure in connection with services provided to or for the benefit of the Fund. For purposes of making such Safe Harbor election, the General Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Fund and, accordingly, execution of such Safe Harbor election by the General Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Fund and each Limited Partner hereby agree (i) to use commercially reasonable efforts to comply with all requirements of the Safe Harbor described in the Notice, and (ii) that each Limited Partner shall prepare and file all U.S. federal income tax returns reporting the income tax effects of each Interest issued by the Fund that is subject to the Safe Harbor in a manner consistent with the requirements of the Notice. Each Limited Partner authorizes the General Partner to amend this subsection to the extent reasonably necessary to achieve substantially the same tax treatment with respect to any Interest transferred to a service provider by the Fund in connection with services provided to the Fund as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent IRS guidance); provided that such amendment is not materially adverse to such Limited Partner (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Fund transferred to a service provider by the Fund in connection with services provided to the Fund).
(i)A Limited Partner’s obligation to comply with the requirements of this Section 10.5 shall survive such Limited Partner’s ceasing to be a Limited Partner of the Fund and/or the termination, dissolution, liquidation and winding up of the Fund, and, for purposes of this Section 10.5, the Fund shall be treated as continuing in existence.
Article XI

Miscellaneous Provisions
11.1.Appointment of the General Partner as Attorney-in-Fact.
(a)Each Limited Partner, by such Limited Partner’s execution hereof (which execution may be on such Limited Partner’s behalf pursuant to a power of attorney or other authority contained in a subscription agreement for Interests), hereby irrevocably makes, constitutes and appoints the General Partner (including any successor General Partner), acting by any of its officers or designees, such Limited Partner’s true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in such Limited Partner’s name, place and stead to make, complete, change, correct, execute, sign, acknowledge, swear to, deliver, record and file, on behalf of such Limited Partner and on behalf of the Fund, such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including:
(i)instruments or agreements required or permitted by law or the provisions of this Agreement including those to effect the admission to or withdrawal from the Fund of Partners and substituted Partners, and all instruments that the General Partner deems necessary or appropriate to reflect a change, modification or novation of this Agreement, in accordance with this Agreement;

(ii)all certificates and other instruments deemed necessary or advisable by the General Partner to carry out the provisions of this Agreement including such certificates, agreements and other documents as may be necessary (A) to organize, invest in and conduct business through one or more Investment Vehicles, (B) to permit the Fund to become or to continue as a limited partnership or a company wherein the limited partners have limited liability in the jurisdictions where the Fund may be doing business, or (C) in the event that Goldman Sachs makes a loan to or guarantees any debt of, the Fund, or in the event that Goldman Sachs or any third party makes a loan to, or guarantees any debt of, any financing vehicle, to permit the Fund and/or the General Partner to pledge, charge or assign, or otherwise make available as credit support for any such loan or guarantee, assets of the Fund, the capital commitments of the Partners, or both;
(iii)all conveyances and other instruments or papers deemed advisable by the General Partner to effect the winding-up and dissolution of the Fund;
(iv)all fictitious or assumed name certificates required or permitted to be filed on behalf of the Fund;
(v)any and all documentation necessary to pledge, assign or otherwise transfer or encumber Fund assets, including the right to make and collect capital contributions;
(vi)any and all documentation necessary to permit the Fund or the General Partner or its respective designee to redeem, purchase, sell, Transfer, convey and assign, including as contemplated by Sections 6.1, 8.7 or 8.9, the Interest (or any portion thereof) of any Limited Partner to any Transferee, including the Fund, the General Partner or Goldman Sachs; and
(vii)all other instruments or papers which may be required or permitted by law to be filed on behalf of the Fund, or which the General Partner considers necessary or desirable to carry out the business of the Fund.
(b)The foregoing power of attorney:
(i)is coupled with an interest, shall be irrevocable, shall not be affected by and shall survive the death, incapacity, dissolution, termination or bankruptcy of the Limited Partner;
(ii)may be exercised by the General Partner without notice to or any additional action on the part of any Limited Partner, either by signing separately as attorney-in-fact for each Limited Partner or, after listing all of the Limited Partners executing an instrument, by a single signature of the General Partner acting as attorney-in-fact for all of them; and
(iii)shall survive the Transfer by a Limited Partner of the whole or any portion of such Limited Partner’s Interest; except that, where the Transferee of the whole of such Limited Partner’s Interest has been approved by the General Partner for admission to the Fund as a substituted Limited Partner, the power of attorney of the transferor Limited Partner shall survive the delivery of such Transfer for the sole purpose of enabling the General Partner to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.
11.2.Amendments to this Agreement.
(a)Except as expressly provided herein, in order to effect an amendment to this Agreement, the General Partner must propose such amendment by submitting (i) the text of such amendment and (ii) a statement of the purpose of such amendment to all Limited Partners. The proposed amendment shall be deemed adopted thirty (30) calendar days after the General Partner submits such notice, unless either the majority of materially adversely affected SOX Insider Preferred Limited Partners or two-thirds in interest of the Limited Partners (including any Institutional Limited Partners but excluding any Participating Interests beneficially owned by Goldman Sachs) have, by the end of such notice period, delivered its or their written objection to the proposed amendment to the General Partner.
(b)No amendment may:
(i)disproportionately increase a Limited Partner’s liability or obligations or disproportionately reduce its rights to distributions without the consent of the disproportionately affected Limited Partner;
(ii)amend Section 5.5 or this Section 11.2 without the consent of all the Partners (except that Section 5.5 may be amended as provided in Section 11.2(d)(v)-(vi)); or
(iii)modify the method provided in Article VI of determining and allocating or distributing, as the case may be, items of income, gain, loss, and deduction and other tax items without the consent of the General Partner and three-quarters in interest of the Limited Partners adversely affected by such modification.
(c)Upon the adoption of any amendment to this Agreement, the amended Agreement or instrument incorporating by reference the terms thereof shall be executed by the General Partner for itself and on behalf of the Limited Partners and, if such amendment requires any filing with respect to the Fund under the Delaware Act or any other filing made in any other state, the General Partner, pursuant to the power of attorney granted in Section 11.1 shall execute and file proper amendments and filings in each jurisdiction in which such action is necessary for the Fund to conduct business or to preserve the limited liability of the Limited Partners.
(d)Notwithstanding Section 11.2(a) or anything in this Agreement to the contrary, the General Partner may amend this Agreement without the consent of the Limited Partners for any of the following purposes:
(i)amendments reflecting admissions or withdrawals of Limited Partners, substitution of Limited Partners or conversions, purchases or forfeitures of Participating Interests;
(ii)amendments with regard to any additional series or classes of Interests issued to Limited Partners, to the extent such amendment does not materially affect the economic rights of the other Limited Partners;
(iii)technical and clarifying amendments that are not materially adverse to the Limited Partners, provided that the General Partner provides prompt notice of any such amendment to the Limited Partners;
(iv)amendments necessary to comply with SOX as it may be interpreted from time to time, including amendments to modify the Interest held by any Limited Partner who becomes a SOX Insider during the term of the Fund, provided that the amendments are not adverse to the interests of the Limited Partners who are not SOX Insiders;
(v)amendments that make any change (including the removal of any or all restrictions imposed by the terms of this Agreement that were designed to ensure compliance with the Application or any order approving the Application) that the General Partner in its discretion determines is necessary or advisable, to comply with (or reduce the burdens of complying with) the BHCA, the Dodd-Frank Act, including the Volcker Rule, or any other current or future laws, rules, regulations or legal requirements applicable to Goldman Sachs or one or more of the Funds or to reduce, eliminate or otherwise modify the impact, or applicability to, Goldman Sachs or any of its affiliates, or any vehicle organized, offered and/or managed by Goldman Sachs (including the Funds) of any bank regulatory or other regulatory restrictions that might otherwise be imposed upon or affect any such Person or any Limited Partner as a result of Goldman Sachs’ status as a bank holding company or a financial holding company under the BHCA, as an entity otherwise subject to the Dodd-Frank Act (including the Volcker Rule), in each case, including amendments in connection with (A) changes to the structure, ownership or management of the General Partner, or the reorganization or restructuring of the Fund; (B) the liquidation, reorganization, or other modifications to, or restructuring of any of the Funds; (C) distributions in kind of non-marketable securities and/or forced sales of interests by some or all of the Limited Partners (for notes or other consideration); and (D) the resignation of Goldman Sachs as the Investment Manager and/or a change in the General Partner effected in accordance with this Agreement;
(vi)amendments that make any necessary or advisable change, that the General Partner in its discretion determines is necessary or advisable, in connection with any replacement of the Investment Manager, or any assignment or Transfer by the General Partner or the Investment Manager (as permitted by applicable law and/or the Application (or any order approving the Application)) of any of its rights or obligations (or by the General Partner of its interests in the Fund) or any redemption, assignment or Transfer of interests Goldman Sachs may hold in one or more of the Funds, in each case to the extent such redemption, assignment or Transfer is deemed necessary or advisable to comply with (or reduce the burdens of complying with) the BHCA, the Dodd-Frank Act (including the Volcker Rule) or any other applicable statute;
(vii)amendments to cause the Fund to automatically wind-up and dissolve no later than the date that is 15 years from the date of formation, unless the Fund is terminated earlier pursuant to this Agreement;
(viii)amendments to correct any inconsistency with the Offering Memorandum;
(ix)amendments to otherwise facilitate the General Partner’s ability to carry out its powers;
(x)amendments the General Partner deems necessary or advisable to comply with the Application (or any order approving the Application);
(xi)amendments to make any change in any provision of this Agreement that requires any action to be taken by or on behalf of the General Partner or the Fund pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required;
(xii)amendments to address the application to the Fund of the European Union Alternative Investment Fund Managers Directive (the “AIFM Directive”), the UK Alternative Investment Fund Managers Regulations (the “AIFM Regulations”) and any laws, regulations and administrative provisions that are adopted by member states of the EEA and/or the UK in compliance with the AIFM Directive, the AIFM Regulations or any similar laws, regulations or administrative provisions relating to the regulation of alternative investment funds or their managers;
(xiii)amendments that are necessary or advisable, in the opinion of the General Partner (including upon the advice or recommendation of the Investment Manager), to qualify the Fund or, if established, any Series, as an entity in which the Limited Partners have limited liability under the laws of any state or other jurisdiction, or to ensure that the Fund will not be treated for U.S. federal income tax purposes as an association taxable as a corporation;
(xiv)if during the term of the Fund (including any extensions thereof), in the discretion of the General Partner, there is a material change in law that affects the U.S. federal income tax treatment of [ ] the Carried Interest, amendments to restructure the Fund or the Offshore Funds and/or restructure the method by which [ ] the Carried Interest is allocated, distributed or otherwise paid, or make any other changes to this Agreement or any other relevant agreements in connection therewith, in a manner intended to reduce or eliminate any adverse impact of any such change in law while preserving the intended economic arrangement [ ], as reasonably determined by the General Partner [ ];
(xv)amendments the General Partner determines in its sole discretion to be necessary or advisable in order to address any changes in tax law or interpretations thereof applicable to the Funds or Goldman Sachs, including a change in law or interpretations that affects the U.S. federal income tax treatment of some or all of the income allocations or distributions by the Funds, including any necessary or advisable changes, in the opinion of the General Partner, in order to restructure the Fund or the Offshore Funds and/or the way in which amounts are allocated, distributed or otherwise paid, changes to the relevant agreements in connection therewith, subdividing or combining one or more classes of interests in the Fund or converting one or more classes of interests in the Fund to one or more Series of Fund interests (including any segregation of assets and liabilities in connection therewith), each of which will be treated as a separate entity for U.S. federal income tax purposes;
(xvi)amendments the General Partner determines in its sole discretion to be necessary or advisable to change the domicile of, or otherwise continue, the Fund, the General Partner or any other Fund entity to another jurisdiction to address legal, regulatory or tax concerns applicable to the Fund, its investments or Limited Partners;
(xvii)amendments that do not, as reasonably determined by the General Partner, adversely affect the Limited Partners considered as a whole in any material respect;
(xviii)amendments to prevent the assets of the Fund and/or a Subsidiary from being treated as “plan assets” that are subject to the Employee Retirement Income Security Act of 1974 (as the same can be amended from time to time) (“ERISA”) or Section 4975 of the Code (or a comparable law or regulation);
(xix)if the Application is withdrawn without the SEC issuing an order approving the Application, amendments to ensure that the Fund complies with the order of the SEC dated August 14, 1998 (Release No. IC 23390);
(xx)amendments that are substantially similar to any amendments made to the governing documents of one or more of the Underlying Funds (whether or not approved by the investors in such funds); and
(xxi)amendments necessary to make any other modification or amendments similar to the foregoing provided that, in the event that this Agreement is amended pursuant to clause (iii), the General Partner shall promptly provide notice of such amendment to the Limited Partners.
(e)In the event that an Institutional Limited Partner, in connection with a vote or consent solicitation with respect to its Interest, informs the General Partner of the results of a poll of the Indirect Investors with respect to such Interest, the General Partner shall permit such Institutional Limited Partner to vote or consent with respect to its Interest in accordance with results of such poll.
11.3.Arbitration. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement or any breach or alleged breach hereof shall (to the extent not prohibited by governing law) be determined and settled by arbitration in the City of New York pursuant to the rules then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction.
11.4.Notices. Any notice to the Fund or the General Partner shall be sent to the principal office of the Fund to the attention of the General Counsel, and any notice to a Limited Partner shall be sent to such Limited

Partner’s business or residence address, as set forth on the list, as amended from time to time, maintained by the General Partner as provided in Section 3.3.
11.5.Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.
11.6.Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
11.7.Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that not all the parties have signed the same counterpart, except that no counterpart shall be binding unless signed by the General Partner. The General Partner may execute any document by facsimile signature of a duly authorized officer.
11.8.Severability of Provisions. If for any reason any provision or provisions hereof that are not material to the purposes or business of the Fund or the Limited Partners’ Interests are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.
11.9.Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein:
(a)the words “including”, “includes”, “include”, and other words of similar import shall be deemed to be followed by the phrase “without limitation”;
(b)references to a Limited Partner’s subscription agreement shall be deemed to include all of a Limited Partner’s subscription materials, including his, her or its subscriber signature page, consent and power of attorney into which the Limited Partner’s subscription agreement is incorporated; and
(c)in any case where Goldman Sachs, the Investment Manager or the General Partner is authorized or required to take or omit an action, make any decision, determination, valuation, or grant or withhold any approval, consent or waiver,
(i)it may do so (or not do so) in its sole and absolute discretion or judgment;
(ii)it shall be entitled to (but not required to) take into account any considerations, interests or factors it deems appropriate or desirable, including its own interests and interests of affiliates;
(iii)such action (or inaction), decision, determination, approval, valuation, or grant or withholding of consent shall be final, binding and conclusive as to the Fund, the Limited Partners and their respective successors, assigns or personal representatives; and
(iv)when so doing, it shall not be subject to any duties or standards (including fiduciary or similar duties or standards) existing under the Delaware Act or other Delaware law (or in equity).
It is intended that the terms of this Agreement be construed in accordance with their fair meanings and not against any particular Person, including the General Partner.
11.10.Entire Agreement. This Agreement and the subscription agreements for the Interests constitute the entire agreement among the parties relating to the subject matter hereof. Except for the subscription agreements, this Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.
11.11.Headings. The headings in this Agreement are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

11.12.Further Assurances. Each Limited Partner (including each SOX Insider Preferred Limited Partner) shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as the General Partner reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
11.13.Effectiveness. This Agreement shall become effective as of the day and year first above written upon execution hereof by the General Partner and the Initial Limited Partner and, as to each additional Limited Partner, when the subscription hereto by such party has been accepted by the General Partner.
11.14.FCC Representations and Covenants. Each Limited Partner hereby acknowledges, covenants and agrees that it will not be materially involved, directly or indirectly, in the management or operation of the media- or carrier-related activity of the Fund or any Portfolio Company that, directly or indirectly, owns, controls or operates a broadcast station, cable television system, a wireless or wireline telecommunications business, daily newspaper, any other communications facility or any other activity regulated by, or otherwise subject to ownership restrictions imposed by, the U.S. Federal Communications Commission (the “FCC”) (including restrictions imposed by Section 310(b) of the Communications Act of 1934, as amended (the “Communications Act”)) (a “Media Company”) and that neither it nor any of its directors, officers, partners, members or greater-than-five-percent (5%) voting or equity holders will:
(a)act as an employee of the Fund or any Media Company (directly or through the officers, directors, partners, members or affiliates of such Limited Partner) if such Limited Partner’s functions (or those of its officers, directors, partners, members or affiliates), directly or indirectly, relate to the media or carrier enterprises of the Fund or any Media Company;
(b)serve, in any material capacity, as an independent contractor or agent with respect to the media or carrier enterprises of the Fund or any Media Company;
(c)communicate with the Fund, the management of any Media Company or with the General Partner on matters pertaining to the day-to-day operations of any Media Company or the Fund;
(d)vote to admit any additional or replacement General Partner to the Fund unless such additional or replacement General Partner has been approved by the General Partner(s) then existing;
(e)perform any services for the Fund or any Media Company materially relating to its media or carrier activities; or
(f)become actively involved in the management or operation of any Media Company or the media or carrier businesses of the Fund.
Notwithstanding the foregoing limitations, a Limited Partner may with the consent of the General Partner, have or establish a direct relationship with, or obtain an interest in, a Media Company other than through, by or on behalf of the Fund which would otherwise be proscribed by Sections 11.14(b), 11.14(c) and 11.14(f); provided that such Limited Partner acknowledges that it may be deemed thereby to have an attributable interest in such Media Company as provided in the rules, regulations and policies of the FCC as a result of such interest or relationship; and provided further that such Limited Partner agrees that it shall (i) be responsible for ensuring its own compliance with the Communications Act, and all applicable rules, regulations and policies of the FCC (the “FCC Rules”); (ii) provide the General Partner with such information reasonably requested by the General Partner to ensure that the Fund and any Media Company remain in compliance with the Communications Act and the FCC Rules; and (iii) take any and all action necessary or reasonably requested by the General Partner, including divesting or transferring its interest in the Fund to ensure that the Fund and any Media Company (x) remain in compliance with the Communications Act and the FCC Rules, or (y) are not precluded from holding or acquiring an interest in any other business.

The foregoing provisions of this Section 11.14 are designed to ensure, to the extent possible, that the Limited Partners will not be deemed to hold an attributable interest in a Media Company. Accordingly, such provisions shall be read to preclude the Limited Partners from engaging in any activity which is inconsistent with the insulation criteria of the FCC, as such may be amended, modified or clarified from time to time and the General Partner is authorized to amend the provisions of this Section 11.14 as may be deemed necessary to ensure that this Agreement insulates the Limited Partners from attribution pursuant to the FCC Rules and for purposes of the foreign ownership restrictions set forth in Section 310(b) of the Communications Act. Limited Partners, however, are not precluded by this Section 11.14 from engaging in any activity which the FCC would deem consistent with its insulation criteria and the non-attributable status of such Limited Partner.
11.15.Compliance with Applicable Law. Without limitation of any of the General Partner’s rights and/or authorities herein, the General Partner, in its sole discretion and without the consent of any Limited Partner, may take any action, including (a) liquidating or reorganizing the Fund or taking other conforming steps or (b) otherwise modifying, amending or restructuring the Fund, in each case, without regard to any applicable tax consequences, and as the General Partner or Goldman Sachs in its discretion determines is necessary or advisable for Goldman Sachs or any of its affiliates to comply with the Application, any order approving the Application, applicable laws, rules or regulations (including the BHCA and/or the Dodd-Frank Act, including the Volcker Rule) affecting the Fund, the Limited Partners, Goldman Sachs or any of its affiliates. By exercising any of its rights, or taking any of the actions described in this Section 11.15, the General Partner may cause distributions in kind of non-marketable securities, forced sales of Interests by some or all Limited Partners (for notes or other consideration), or resignation of Goldman Sachs as the Investment Manager and/or the General Partner. Furthermore, the General Partner may exercise any such rights or authorized actions in its sole discretion and with respect to certain or all Limited Partners in a manner that may disproportionately affect some Limited Partners relative to other Limited Partners (even similarly situated Limited Partners) and the General Partner will have no duty (implied or otherwise) to mitigate the effect on any Limited Partners or to treat any similarly situated Limited Partners similarly.
11.16.Confidentiality.
(a)Subject to the exception in the fourth sentence of this Section 11.16(a), each Limited Partner agrees to keep confidential all communications between the General Partner and/or the Investment Manager and/or any of their respective affiliates, on the one hand, and such Limited Partner, on the other hand, and any other information regarding the other Limited Partners, the Fund, any existing, past or prospective Fund Investment (including any Subsidiary, Investment Vehicle or Alternative Investment Vehicle), Underlying Fund or Portfolio Company or the affairs of the Fund generally which such Limited Partner may obtain or have access to by reason of being a Limited Partner, including (i) any information regarding any other Limited Partner (including the identity of such Limited Partner); (ii) any information, financial or otherwise, regarding the Fund, including quarterly and annual reports, financial results, market projections and other information provided to the Limited Partners as part of the Fund’s ongoing reporting obligations and investor communications; and (iii) any information, financial or otherwise, regarding any existing, past or prospective Fund Investment or Portfolio Company (all such communications and any such information whether obtained from the Fund, the General Partner or any other source, collectively, the “Confidential Information”). Each Limited Partner acknowledges and agrees that the Confidential Information shall be deemed non-public, confidential and proprietary in nature and shall constitute trade secrets under applicable law with respect to the Fund and its investments, the disclosure of which could have adverse effects on the Fund. No Limited Partner will seek to obtain, either lawfully or unlawfully, the identity of any other Limited Partner or any information regarding any other Limited Partner, whether or not such information is available generally to Persons who are Limited Partners. Without the prior written consent of the General Partner (which may be withheld in the discretion of the General Partner), each Limited Partner agrees that he, she or it shall (x) maintain in strict confidence and not disclose any Confidential Information to any Person who is not an officer, employee, accountant, consultant, attorney, portfolio administrator, tax advisor or any other advisor who is involved in such Limited Partner’s investments, except to the extent such information is required by applicable law to be reflected in such Limited Partner’s tax filings, and (y) not use Confidential Information for any purpose, including contacting other Limited Partners, other than the preparation of such Limited Partner’s tax returns and evaluation of the performance of such Limited Partner’s investment in the Fund. Each Limited Partner shall first advise any such officer, employee, accountant, consultant, attorney, portfolio administrator, tax advisor or other advisor involved in such Limited Partner’s investments of the confidential nature of such information and such Limited Partner’s obligations with respect to the Confidential Information prior to the disclosure of any such information. Without limiting the generality of the foregoing, each Limited Partner agrees that it shall not use Confidential Information in contravention of applicable securities laws, including in respect of any direct or indirect purchase or sale of any publicly-traded securities (or derivatives thereof) while in possession of material non-public information. Each Limited Partner further agrees that the General Partner may refuse a Limited Partner’s request to furnish any correspondence, documents or other Confidential Information to any Person who is not an officer, employee, accountant, consultant, attorney, portfolio administrator, tax advisor or any other advisor who is involved in such Limited Partner’s investments. In the event disclosure of any such information is permitted by the General Partner or the exceptions set forth above, such Limited Partner is responsible for the compliance by any such recipient with the foregoing restrictions. Each Limited Partner acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach of this Section 11.16 by a Limited Partner or its representatives and that in addition to any other remedies available to the Fund in respect of any such breach, the Fund shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, without the obligation of posting a bond or other security.
(b)Each Limited Partner acknowledges that the other Limited Partners are relying on such Limited Partner to maintain the confidentiality of any information relating to such other Limited Partners, the Fund, any existing, past or prospective Fund Investment or Portfolio Company, the affairs of the Fund generally and any other Confidential Information. Accordingly, the Limited Partners hereby acknowledge and agree that to the fullest extent permitted by Section 17-305(a) of the Delaware Act, the rights of a Limited Partner to obtain information from the General Partner and the Fund shall be restricted to only those rights provided for in this Agreement, and that any other rights provided under Section 17-305(f) of the Delaware Act shall not be available to the Limited Partners or applicable to the Fund, except as otherwise provided by the General Partner. The General Partner and the Fund may also keep confidential and not disclose to any or all Limited Partners any Confidential Information. Notwithstanding anything in this Agreement to the contrary, any information to be provided or disclosed to a Limited Partner may be adjusted, such that the data that identifies any other Limited Partner and any existing, past or prospective Fund Investment or Portfolio Company is not disclosed to the Limited Partner. Each Limited Partner acknowledges and agrees that the Confidential Information shall be deemed non-public, confidential and proprietary in nature and shall constitute trade secrets under applicable law with respect to the Fund and its Fund Investments, the disclosure of which could have adverse effects on the Fund, the General Partner, the Investment Manager, Fund Investments and Portfolio Companies and that the General Partner may withhold some or all information which would otherwise be provided to such Limited Partner under the terms of this Agreement and shall be entitled to terminate the Interest of any Limited Partner that discloses Confidential Information in a manner not expressly permitted in this Section 11.16.
(c)[ ]
(d)Each Limited Partner (x) acknowledges that the General Partner may release confidential information about such Limited Partner and, if applicable, any underlying beneficial owners of such Limited Partner (i) if the General Partner reasonably determines that such release is in the best interest of the Fund, including in light of applicable laws and regulations concerning money laundering and similar activities, (ii) if required by any law or regulation of any jurisdiction applicable to the Fund, (iii) in connection with any incurrence of any Financing, or (iv) in connection with preparing for or the making of any Fund Investment, and (y) agrees to provide the General Partner with any additional information that the General Partner deems necessary to ensure compliance with any laws or regulations applicable to the Fund or its business.
(e)In the event a Limited Partner (or his, her or its representatives) is requested to disclose any Confidential Information (i) to any governmental regulatory body having jurisdiction over the Limited Partner, (ii) in response to any court order, subpoena, civil investigative demand or similar process or (iii) in connection with any disclosure obligation under any law or regulation of any jurisdiction applicable to the Limited Partner (including FOIA or any comparable law or regulation of any other jurisdiction (including any non-U.S. jurisdiction)), such Limited Partner shall provide written notice to the General Partner promptly after such request and prior to responding, unless such notice is prohibited by applicable law, so that the General Partner may seek a protective order or other appropriate remedy (and such Limited Partner agrees to cooperate with the General Partner in connection with seeking such order or other remedy). In the event that such protective order or other remedy is not obtained, such Limited Partner agrees to furnish only that portion of the information that it determines, after consultation with counsel, is legally required, and to exercise best efforts to obtain assurance that confidential treatment will be accorded such information. No such notice shall be required with respect to disclosure to a governmental regulatory body pursuant to periodic regular regulatory examinations. In addition, upon receipt by the General Partner of written notice from any such Limited Partner of such public disclosure request, the General Partner (x) may facilitate the sale or Transfer or may purchase the interest of such Limited Partner or (y) may withhold some or all information which would otherwise be provided to such Limited Partner under the terms of this Agreement if, in the case of either clause (x) or clause (y), the General Partner reasonably determines that the disclosure of such information could adversely affect the Fund.
(f)Each Limited Partner understands and acknowledges that the Fund, the General Partner and Goldman Sachs make no representation or warranty as to the accuracy or completeness of that portion of the Confidential Information provided to the Limited Partner which is provided to the Fund by any unaffiliated third party, including any Fund Investment or Portfolio Company (“Third Party Information”), and that to the extent the Fund provides any such Third Party Information to any Limited Partner, each Limited Partner acknowledges and agrees that such information is provided for informational purposes only. The Fund, the General Partner and Goldman Sachs shall have no liability to any Limited Partner or any other Person resulting from reliance on or use of the Third Party Information.
(g)Notwithstanding anything contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities laws, each Limited Partner (and any employee, representative or other agent thereof) may disclose to any and all Persons the tax treatment and tax structure of, and all tax strategies relating to, the Fund, the Limited Partner’s ownership of an Interest in the Fund, and any Fund transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the Limited Partner relating to such tax treatment, tax structure and tax strategies. For this purpose, “tax structure” means any facts relevant to the U.S. federal, state or local income tax treatment of the Fund, the Limited Partner’s ownership of an Interest in the Fund, and any Fund transaction, and does not include information relating to the identity of the Limited Partners, any Fund Investment, any Underlying Fund, any Portfolio Company or any of their respective affiliates. Nothing in this Section 11.16 shall be deemed to require the General Partner to disclose to any Limited Partner any information that the General Partner is permitted or is required to keep confidential in accordance with this Agreement or otherwise.
11.17.Advisory Committee Authorization.
(a)Each Limited Partner hereby authorizes the General Partner, on behalf of such Limited Partner, to cause the formation of a committee (the “Advisory Committee”), the purpose of which will be to consider and, on behalf of the Limited Partners, approve or disapprove, to the extent determined by the General Partner to be required by applicable law (including the Advisers Act) or otherwise appropriate, principal transactions, certain other related party transactions, transactions involving a potential conflict of interest and such other matters as the General Partner shall determine appropriate and to select one or more Persons, who shall not be affiliated with the General Partner, to serve on the committee. In no event shall any such transaction be entered into unless it complies with applicable law. A consent by the Advisory Committee acting on behalf of the Limited Partners and/or the Fund with respect to any matter shall be deemed to constitute the consent of the Limited Partners and the Fund. There may be a single Advisory Committee for all of the Funds, notwithstanding that such committee may not include (or may underrepresent) investors in any particular Fund.
(b)Each Limited Partner further acknowledges that any investor advisory committee of the Underlying Funds (each, an “Investor Advisory Committee”) will consider matters similar to those described in clause (a) above as well as other matters in connection with such Underlying Funds. The General Partner may delegate to an Investor Advisory Committee the authority to approve, on behalf of the Fund, any such matter that the General Partner determines in its discretion affects the applicable Underlying Fund and the Funds as a whole. In such a case the consent of the Investor Advisory Committee with respect to such matter shall be deemed to constitute the consent of the Limited Partners and the Fund with respect to such matter (without, for the avoidance of doubt, any separate consent of the Advisory Committee).
(c)No member of an Investor Advisory Committee or the Advisory Committee, if formed, shall be liable to any Partner or the Fund for any act or omission performed or omitted by him, her or it, as the case may be, arising out of such Person’s activities in connection with serving on an Investor Advisory Committee or the Advisory Committee (other than willful misfeasance, or bad faith on the part of such member) including for any mistake in judgment, any action or inaction taken or omitted to be taken, or for any loss due to any mistake, action or inaction arising out of such Person’s activities in connection with serving on an Investor Advisory Committee or the Advisory Committee. The General Partner is authorized and empowered to cause the Fund to provide members of the Advisory Committee similar rights of reimbursement, advance, indemnity, contribution and other similar rights as are provided to Indemnified Persons above.
(d)To the extent that an Investor Advisory Committee approves any matter (including any approval required by or appropriate (as determined by Goldman Sachs) in light of applicable law, including the Advisers Act, principal transactions, certain other related party transactions, transactions involving a potential conflict of interest and such other matters, in each case, that are presented to the Investor Advisory Committee) such matter will also be deemed approved by the Partners and the Fund.
11.18.Interests Constitute Article 8 Securities. The Fund and each Limited Partner expressly acknowledge and agree that (a) each Interest in the Fund is a security governed by Article 8 of the Uniform Commercial Code in effect in the state of Delaware (the “DEUCC”) and the Uniform Commercial Code of any other relevant jurisdiction and (b) this Agreement establishes the terms of the Interests in the Fund. The “issuer’s jurisdiction” (within the meaning of Section 8-110 of the DEUCC) of the Fund shall be the State of Delaware.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.
[ ],
as General Partner
By:
Name:
Title:
[ ],
as Original General Partner
By:
Name:
Title:
[ ],
as Initial Limited Partner
By:
Name:
Title:

LIMITED PARTNERS
Executed and delivered on behalf of all those Limited Partners whose names, residence or business address appear on the list of Limited Partners which is maintained by the General Partner as provided in Section 3.3, by [ ] pursuant to a duly granted power of attorney or other authority.
[ ], as Attorney-in-Fact for each Limited Partner
By:
Name:
Title:

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
EXHIBIT A
General Partner
Name:    [ ]
Registered Office:    [ ]
Business Address:    [ ]
Capital Commitment    [ ]
A-1